CREDIT AGREEMENT

                                      among

                                  HARDINGE INC.

                                (the "Borrower")

                           the Banks signatory hereto

                                       and

                            THE CHASE MANHATTAN BANK

                                    as Agent









                           Dated as of August 1, 1997

                                Table of Contents



    TITLE                                                                 PAGE



ARTICLE 1.  DEFINITIONS; ACCOUNTING TERMS................................  1
    Section 1.01.  Definitions...........................................  1
    Section 1.02.  Accounting Terms......................................  9

ARTICLE 2.  THE CREDIT...................................................  9

    Section 2.01.  The Loans.............................................  9
    Section 2.02.  The Notes............................................. 10
    Section 2.03.  Purpose............................................... 10
    Section 2.04.  Borrowing Procedures.................................. 10
    Section 2.05.  Prepayments........................................... 10
    Section 2.06.  Interest Periods...................................... 11
    Section 2.07.  Interest.............................................. 11
    Section 2.08.  Certain Notices....................................... 12
    Section 2.09.  Changes in Commitment................................. 12
    Section 2.10.  Minimum Amounts....................................... 12
    Section 2.11.  Fees.................................................. 12
    Section 2.12.  Payments Generally.................................... 13

ARTICLE 3.  YIELD PROTECTION; ILLEGALITY; ETC............................ 14

    Section 3.01.  Additional Costs...................................... 14
    Section 3.02.  Limitation on Types of Loans.......................... 15
    Section 3.03.  Illegality............................................ 15
    Section 3.04.  Certain Variable Rate Loans pursuant to Sections
                    3.01 and 3.03........................................ 16
    Section 3.05.  Certain Compensation.................................. 16

ARTICLE 4.  CONDITIONS PRECEDENT......................................... 16

    Section 4.01.  Documentary Conditions Precedent...................... 16
    Section 4.02.  Additional Conditions Precedent....................... 17
    Section 4.03.  Deemed Representations................................ 17

ARTICLE 5.  REPRESENTATIONS AND WARRANTIES............................... 18

    Section 5.01.  Incorporation, Good Standing and Due Qualification.... 18
    Section 5.02.  Corporate Power and Authority: No Conflicts........... 18
    Section 5.03.  Governmental Approval................................. 18
    Section 5.04.  Legally Enforceable Agreements........................ 18

    Section 5.05.  Financial Statements.................................. 18
    Section 5.06.  Litigation............................................ 18
    Section 5.07.  Margin Stock.......................................... 19
    Section 5.08.  Use of Loan Proceeds.................................. 19
    Section 5.09.  Tax Returns........................................... 19
    Section 5.10.  ERISA................................................. 19
    Section 5.11.  Subsidiaries.......................................... 19
    Section 5.12.  Ownership and Liens................................... 19
    Section 5.13.  Hazardous Materials................................... 19
    Section 5.14.  No Default on Other Agreements........................ 20
    Section 5.15.  Partnerships.......................................... 20
    Section 5.16.  No Forfeiture......................................... 20
    Section 5.17.  Solvency.............................................. 20

ARTICLE 6.  AFFIRMATIVE COVENANTS........................................ 21

    Section 6.01.  Compliance with Laws, Corporate Existence............. 21
    Section 6.02.  Reporting Requirements................................ 21
    Section 6.03.  Notice of Proceedings................................. 23
    Section 6.04.  Insurance............................................. 23
    Section 6.05.  Environmental Laws.................................... 23
    Section 6.06.  Access to Premises and Records........................ 23
    Section 6.07.  Notice of Default..................................... 23
    Section 6.08.  Subsidiaries.......................................... 23
    Section 6.09.  Material Adverse Changes.............................. 24

ARTICLE 7.  NEGATIVE COVENANTS........................................... 24

    Section 7.01.  Liens, Etc............................................ 24
    Section 7.02.  Lease Obligations..................................... 25
    Section 7.03.  Prohibited Transactions............................... 25
    Section 7.04.  Margin Stock.......................................... 25
    Section 7.05.  Consolidations, Mergers, Acquisitions and Sales of
                    Assets............................................... 25
    Section 7.06.  Affiliate Transactions................................ 26
    Section 7.07.  Loans and Advances.................................... 26
    Section 7.08.  Guaranties............................................ 26
    Section 7.09.  No Activities Leading to Forfeiture................... 27

ARTICLE 8.  FINANCIAL COVENANTS.......................................... 27

    Section 8.01.  Working Capital....................................... 27
    Section 8.02.  Net Worth............................................. 27
    Section 8.03.  Funded Debt........................................... 27
    Section 8.04.  Earnings.............................................. 27

ARTICLE 9.  EVENTS OF DEFAULT............................................ 28

    Section 9.01.  Events of Default..................................... 28
    Section 9.02.  Remedies.............................................. 29

ARTICLE 10.  THE AGENT; RELATIONS AMONG BANKS AND BORROWER............... 29

    Section 10.01.  Appointment, Powers and Immunities of Agent.......... 29
    Section 10.02.  Reliance by Agent.................................... 30
    Section 10.03.  Defaults............................................. 30
    Section 10.04.  Rights of Agent as a Bank............................ 31
    Section 10.05.  Indemnification of Agent............................. 31
    Section 10.06.  Documents............................................ 31
    Section 10.07.  Non-Reliance on Agent and Other Banks................ 32
    Section 10.08.  Failure of Agent to Act.............................. 32
    Section 10.09.  Resignation or Removal of Agent...................... 32
    Section 10.10.  Amendments Concerning Agency Function................ 33
    Section 10.11.  Liability of Agent................................... 33
    Section 10.12.  Transfer of Agency Function.......................... 33
    Section 10.13.  Non-Receipt of Funds by the Agent.................... 33
    Section 10.14.  Withholding Taxes.................................... 33
    Section 10.15.  Several Obligations and Rights of Banks.............. 34
    Section 10.16.  Pro Rata Treatment of Loans, Etc..................... 34
    Section 10.17.  Sharing of Payments Among Banks...................... 34

ARTICLE 11.  MISCELLANEOUS............................................... 35

    Section 11.01.  Amendments and Waivers............................... 35
    Section 11.02.  Usury................................................ 35
    Section 11.03.  Expenses and Indemnification......................... 36
    Section 11.04.  Survival............................................. 36
    Section 11.05.  Assignment; Participations........................... 36
    Section 11.06.  Notices.............................................. 37
    Section 11.07.  Setoff............................................... 38
    Section 11.08.  Jurisdiction; Immunities............................. 38
    Section 11.09.  Table of Contents; Headings.......................... 39
    Section 11.10.  Severability......................................... 39
    Section 11.11.  Counterparts......................................... 39
    Section 11.12.  Integration.......................................... 39
    Section 11.13.  Governing Law........................................ 39
    Section 11.14.  Confidentiality...................................... 39
    Section 11.15.  Treatment of Certain Information..................... 40
    Section 11.16.  Currency............................................. 40

EXHIBITS

    Exhibit A              Form of Note
    Exhibit B              Authorization Letter
    Exhibit C              Opinion of Counsel for Borrower
    Exhibit D              Confidentiality Agreement

SCHEDULES

    Schedule I    Subsidiaries of Borrower
    Schedule II   Hazardous Materials
    Schedule III  Partnerships of Borrower

                                CREDIT AGREEMENT


     CREDIT AGREEMENT dated as of August 1, 1997 among HARDINGE INC., a corporation organized under the laws of New York (the "Borrower"), each of the banks which is a signatory hereto (individually a "Bank" and collectively the "Banks") and THE CHASE MANHATTAN BANK, a New York banking corporation, as agent for the Banks (in such capacity, together with its successors in such capacity, the "Agent").

                    ARTICLE 1. DEFINITIONS; ACCOUNTING TERMS.

     Section 1.01. Definitions. As used in this Agreement the following terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and vice versa):

     "Affiliate" means any Person: (a) which directly or indirectly controls, or is controlled by, or is under common control with, the Borrower or any of its Subsidiaries; (b) which directly or indirectly beneficially owns or holds 5% or more of any class of voting stock of the Borrower or any such Subsidiary; (c) 5% or more of the voting stock of which is directly or indirectly beneficially owned or held by the Borrower or such Subsidiary; or (d) which is a partnership in which the Borrower or any of its Subsidiaries is a general partner. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

     "Agent's Account" means account number 323-5-05074 maintained by the Agent and any other account designated by the Agent.

     "Agreement" means this Credit Agreement, as amended or supplemented from time to time. References to Articles, Sections, Exhibits, schedules and the like refer to the Articles, Sections, Exhibits, schedules and the like of this Agreement unless otherwise indicated.

     "Alternative Currency" shall mean at any time any of Canadian Dollars, Deutsche Marks, French Francs, Pounds Sterling, Swiss Francs and Yen, so long as at such time as (a) such Currency is dealt with in the London interbank deposit market, (b) such Currency is transferrable and convertible into Dollars in the London Foreign Exchange Market, and (c) no central bank or other governmental authorization in the country of issue of such Currency is required to permit use of such Currency by any Bank for the making of any Loan hereunder and/or to permit the Borrower to borrow and repay the principal amount thereof and to pay the interest thereon, unless such authorization has been previously obtained.

     "Authorization Letter" means the letter agreement executed by the Borrower in the form of Exhibit B.

     "Banking Day" means (a) any day on which commercial banks are not authorized or required to close in New York City, and (b) whenever such day relates to a Eurodollar Loan or notice with respect to any Eurodollar Loan, a day on which dealings in Dollar deposits are also carried out in the London interbank market.

     "Basis Point" means one one-hundredth of one percent.

     "Canadian Dollars" and the sign "C$" means the lawful currency of Canada.

     "Capital Lease" means any lease which has been or should be capitalized on the books of the lessee in accordance with GAAP.

     "Change in Control" means (a) except as to (i) officers and directors in office as of the date of this Agreement, (ii) the Hardinge Inc. Pension Plan, Hardinge Inc. Savings Plan or other compensation plan of Borrower, and (iii) Chemung Canal Trust Company, the acquisition of ownership, directly or indirectly,  beneficially  or of  record,  of any  Person or group  (within  the meaning of the Securities Act of 1934 and Rule 13d-5 of the Securities and Exchange Commission as in effect on the date hereof) of shares representing more than twenty-five percent (25%) of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who are neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by the directors so nominated.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         The Chase Manhattan Bank                     $20,000,000.00
         Fleet Bank                                    20,000,000.00
         Manufacturers and Traders
           Trust Company                               10,000,000.00

             Total:                                   $50,000,000.00

     "Consolidated Assets" means all assets of Borrower and its Consolidated Subsidiaries treated as assets in accordance with GAAP.

     "Consolidated Capital Expenditures" means for any period, the Dollar amount of gross expenditures (including obligations under Capital Leases) made for fixed assets, real property, plant and equipment, and all renewals, improvements and replacements thereto, (but not repairs thereof) incurred during such period for the Borrower and its Consolidated Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Current Assets" means all assets of the Borrower and its Consolidated Subsidiaries, treated as current assets in accordance with GAAP.

     "Consolidated Current Liabilities" means all liabilities of the Borrower and its Consolidated Subsidiaries, treated as current liabilities in accordance with GAAP, including without limitation (a) all obligations payable on demand or within one (1) year after the date in which the determination is made, and (b) installment and sinking fund payments required to be made within one (1) year after the date on which determination is made, but excluding any such indebtedness renewable or extendable at the option of the obligor under, or payable from the proceeds of other indebtedness which may be incurred pursuant to the provisions of any revolving credit agreements (including this Agreement) or other similar agreement.

     "Consolidated Net Income" means for any period the net income of the Borrower and its Consolidated Subsidiaries for such period determined on a consolidated basis without duplication, in accordance with GAAP.

     "Consolidated Tangible Net Worth" shall have the meaning assigned to such term in Section 8.02 hereof.

     "Consolidated Total Unsubordinated Liabilities" means all items on a consolidated basis, in accordance with GAAP consistently applied, which would properly be included (a) on the liability side of the balance sheet (other than Subordinated Debt, capital stock, capital surplus and retained earnings), or (b) as obligations under direct or indirect guarantees or obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise assure a creditor against loss in respect of, indebtedness or obligations of others; provided, however, excluded therefrom shall be all but 10% of the obligations resulting from the sale, pledge or discount of customer notes by Borrower and its Subsidiaries.

     "Controlled Group" shall have the meaning assigned to such term in Section 6.02(e) hereof.

     "Currency" means Dollars or any Alternative Currency.

     "Debt" means, with respect to any Person: (a) indebtedness of such Person for borrowed money; (b) obligations of such Person as lessee under Capital Leases, (c) obligations under direct or indirect guarantees in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clause (a) and (b) above, (not otherwise reserved for) and (d) defined benefit pension liabilities in respect of unfunded vested benefits under plans covered by ERISA calculated consistently with GAAP. Excluded from the term Debt shall be an amount equal to 90% of the obligations of the Borrower and its Subsidiaries arising from the sale, pledge, or discounting of customer notes.

     "Default" means any event which with the giving of notice or lapse of time, or both, would become an Event of Default.

     "Default Rate" means, with respect to the principal of any Loan and, to the extent permitted by law, any other amount payable by the Borrower under this Agreement or any Note that is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period from and including the due date, to, but excluding the date on which such amount is paid in full equal to 2% above the Variable Rate as in effect from time to time plus the Margin (if any) (provided that, if the amount so in default is principal of a Eurodollar Loan and the due date thereof is a day other than the last day of the Interest period therefor, the "Default Rate" for such principal shall be, for the period from and including the due date and to but excluding the last day of the Interest period therefor, 2% above the interest rate for such Loan as provided in section 2.07 hereof and, thereafter, the rate provided for above in this definition).

     "Deutsche Marks" and the sign "DM" means the lawful currency of the Federal Republic of Germany.

     "Dollar Equivalent" means with respect to any Loan denominated in an Alternative Currency as at any date of determination thereof, the amount of Dollars that would be required to purchase the amount of the Alternative Currency of such Loan on the date two (2) Banking Days prior to the date of such Loan, based on the arithmetic mean (rounded upwards) if necessary, to the nearest one one-hundredth of one percent), as determined by the Agent, of the spot selling rate at which the Principal Reference Bank offers to sell such Alternative Currency for Dollars in the London foreign exchange market at approximately 11:00 a.m. London time for delivery on the date of such Loan.

     "Dollars" and the sign "$" mean lawful money of the United States of America.

     "Domestic Subsidiaries" means any Subsidiary formed and currently existing under the laws of the United States of America or a State thereof.

     "Earnings Before Interest, Taxes, Depreciation and Amortization" means Consolidated Net Income prior to the deduction of interest expense, prior to the deduction for federal, state or foreign corporate income and corporate franchise taxes, and prior to the deduction for depreciation and amortization.

     "Effective Date" means August 1, 1997 or, if later, the date on which the conditions contained in Article 4 have been satisfied.

     "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing distribution, use, treatment, storage, disposal, transport, or handling-of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including any rules and regulations promulgated thereunder.

     "Eurodollar Loan" means any Loan when and to the extent the interest rate therefor is determined on the basis of the definition "LIBO Base Rate."

     "Event of Default" has the meaning given such term in Section 9.01.

     "Facility Documents" means this Agreement, the Notes and the Authoriza-tion Letter.

     "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions as published by the Federal Reserve Bank of New York for such day (or for any day that is not a Banking Day, for the immediately preceding Banking Day).

     "Forfeiture Proceeding" means any action, proceeding or investigation affecting the Borrower or any of its Subsidiaries or Affiliates before any court, governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or the receipt of notice by any such party that any of them is a suspect in or a target of any governmental inquiry or investigation, which may result in an indictment of any of them or the seizure or forfeiture of any of their property.

     "French Francs" and the sign "Ffr" means the lawful currency of the Republic of France. "Funded Debt" means, with respect to any Person, all Debt of such Person for borrowed money.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, applied on a basis consistent with those used in the preparation of the financial statements referred to in Section
5.05 (except for changes concurred in by the Borrower's independent public accountants).

     "Hazardous Materials" means any substance regulated under any Environ-mental Laws.

     "Interest Period" means the period commencing on the date a Loan is made and ending, as the Borrower may select pursuant to Section 2.06: (a) in the case of Variable Rate Loans, the period commencing on the date such Variable Rate Loan is made and ending on the Quarterly Date next succeeding such date; and (b) in the case of Eurodollar Loans, on the numerically corresponding day in the first, second, third, or sixth calendar month thereafter, provided that each such Interest Period which commences on the last Banking Day of a calendar month (or any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Banking Day of the appropriate subsequent calendar month.

     "Lending Office" means, for each Bank and for each type of Loan, the lending office of such Bank (or of an affiliate of such Bank) designated as such for such type of Loan on its signature page hereof or such other office of such Bank (or of an affiliate of such Bank) as such Bank may from time to time specify to the Agent and the Borrower as the office by which its Loans of such type are to be made and maintained.

     "LIBO Base Rate" means with respect to any Eurodollar Loan the arithmetic mean, as calculated by the Agent, of the respective rates per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted at approximately 11:00 a.m. London time by the principal London branch of the Principal Reference Bank two Banking Days prior to the first day of the Interest Period for such Loan for the offering to leading banks in the London interbank market of Dollar deposits in immediately available funds, for a period, and in an amount, comparable to such Interest Period and principal amount of the Eurodollar Loan. If the Principal Reference Bank is no longer quoting on the London interbank market, the LIBO Base Rate shall be determined by the Agent on the basis of quotes from a Reference Bank (other than the Agent) selected by the Agent.

     "LIBO Rate" means, for any Eurodollar Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the sum of the quotient of (a) the LIBO Base Rate for such Loan for the Interest Period therefor, divided by (b) one minus the Reserve Requirement for such Loan for such Interest Period.

     "Liens"  shall  have the  meaning  assigned  to such term in  Section  7.01 hereof.

     "Loans" means the loans made by the Banks pursuant to Section 2.01 (each a "Loan).

     "Margin" means for each Variable Rate Loan and Eurodollar Loan the lowest applicable margin on the table next following, computed as of the date this Agreement based upon Borrower's financial statements for the immediately preceding four fiscal quarters for income statement items and the most recent fiscal quarter for balance sheet items, and adjusted thereafter on the first day of each Interest Period based on information for the immediately preceding four fiscal quarters for income statement items and the immediately preceding fiscal quarter for balance sheet items.

================================================================================
 (a) Ratio of Funded Debt to         Variable Rate Loans      Eurodollar Loans
 Earnings Before Interest,Taxes,
 Depreciation & Amortization
================================================================================
 Equal to less than 1.0                0 Basis Points         37.5 Basis Points
--------------------------------------------------------------------------------
 Greater than 1.0 and less than or
 equal to 2.0                          0 Basis Points         50 Basis Points
--------------------------------------------------------------------------------
 Greater than 2.0                      0 Basis Points         75 Basis Points
================================================================================


     "Multiemployer Plan" means a Plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

     "Net Worth" means, at any date of determination thereof, the sum for the Borrower and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) of (a) the amount of common stock; plus (b) the amount of any preferred stock that does not have any requirement for the Borrower to purchase, redeem, retire or otherwise acquire the same; plus
(c) the amount of additional paid-in-capital and retained earnings (or, in the case of an additional paid-in-capital or retained earnings deficit, minus the amount of such deficit); plus (d) cumulative pension liability adjustments (or, in the case of negative adjustments, minus the amount of such adjustments); plus
(e) cumulative foreign currency translation adjustments (or, in the case of negative adjustments, minus the amount of such adjustments); plus (f) any other items which under GAAP are included in shareholders equity (or, in the case of items excluded from shareholders equity, minus such items); and minus (g) the cost of treasury stock.

     "Notes" mean the Promissory Notes of the Borrower to each of the Banks in the principal amount of their respective commitment, in the form of Exhibit A hereto evidencing the Loans made by the Banks hereunder (each a "Note").

     "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

     "Plan" shall have the meaning assigned to such term in Section 6.02 (e) hereof.

     "Pounds Sterling" and the sign "(pound)" means the lawful currency of the United Kingdom.

     "Prime Rate" means that rate of interest from time to time announced by the Principal Reference Bank at its principal office as its prime commercial lending rate.

     "Principal Office" means the principal office of the Agent, presently located at 270 Park Avenue, New York, New York 10017.

     "Principal Reference Bank" means The Chase Manhattan Bank, its successors and assigns.

     "Quarterly Dates" shall mean the last day of March, June, September, and December in each year, the first of which shall be the first such day after the date of this Agreement.

     "Reference Banks" means The Chase Manhattan Bank and Fleet Bank.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

     "Regulatory Change" means, with respect to any Bank, any change after the date of this Agreement in United States federal, state, municipal or foreign laws or regulations (including without limitation Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including such Bank of or under any United States, federal, state, municipal or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

     "Required Banks" means, at any time while no Loans are outstanding, Banks having at least 75% of the aggregate amount of the Commitment and, at any time while Loans are outstanding, Banks holding at least 75% of the aggregate outstanding principal amount of the Loans.

     "Reserve Requirement" means, for any Interest Period for any Eurodollar Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during the Interest Period for such Loan under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding $1,000,000,000.00 against in the case of Eurodollar Loans, "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall also reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the LIBO Base Rate for Eurodollar Loans is to be determined as provided in the definition of "LIBO Base Rate" in this Section 1.01 or (ii) any category of extensions of credit or other assets which include Eurodollar Loans.

     "Subordinated Debt" means Debt subordinated to the Banks on terms and conditions satisfactory to the Banks.

     "Subsidiary" means, with respect to any Person, any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by such Person.

     "Swiss Francs" and the sign "Sfr" means the lawful currency of Switzer-land.

     "Termination Date" means August 1, 2002.

     "Unfunded Benefit Liabilities" means, with respect to any Plan, the amount (if any) by which the present value of all benefit liabilities (within the meaning of section 4001(a)(16) of ERISA) under the Plan exceeds the fair market value of all Plan assets allocable to such benefit liabilities, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA for calculating the potential liability of the Borrower or any ERISA Affiliate under Title IV of ERISA.

     "Variable Rate" means, for any day, the higher of (a) the Federal Funds Rate for such day plus fifty (50) Basis Points, and (b) the Prime Rate for such day.

     "Variable Rate Loan" means any Loan when and to the extent the interest rate for such Loan is determined in relation to the Variable Rate.

     "Yen" and the sign "(Y)" means the lawful currency of Japan.

         Section 1.02. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all financial data required to be delivered hereunder shall be prepared in accordance with GAAP.


                            ARTICLE 2. THE CREDIT.

     Section 2.01. The Loans. Subject to the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow the aggregate amount of each Bank's Commitment by means of Variable Rate Loans in Dollars and Eurodollar Loans in any Currency and, each of the Banks severally agree to make Loans to the Borrower from time to time from and including the date hereof but excluding the Termination Date, up to but not exceeding the amount of its Commitment. The Loans may be outstanding as Variable Rate Loans or Eurodollar Loans (each a "type" of Loan). The Loan of each Bank shall be maintained as a Variable Rate Loan and/or a Eurodollar Loan pro rata according to the amount of its respective Commitment. The Loans of each type of each Bank shall be made and maintained at such Bank's Lending Office for such type of Loan.

     (b) Each Loan shall be due and payable on the last day of the Interest Period thereof.

     (c) For purposes of determining at the time of borrowing whether the amount of the borrowing would, together with all other outstanding Loans, exceed the aggregate amount of the Banks' Commitment, and for purposes of determining the unused portion of the Commitment, the amount of each Eurodollar Loan in an Alternative Currency shall be deemed to be the Dollar Equivalent of the amount of the Alternative Currency of such Eurodollar Loan.

     Section 2.02. The Notes. (a) The Loan of each Bank shall be evidenced by the Borrower's Note in favor of such Bank substantially in the form of Exhibit A hereto, dated the date of this Agreement, payable to the order of such Bank and otherwise duly completed and executed by the Borrower.

     (b) The date, amount, Currency (in the case of Eurodollar Loans) interest rate and duration of Interest Period for the Loan made by each Bank to the Borrower, and each payment made on account of the principal thereof, shall be recorded by such Bank on its books and, on the schedule attached to each Note or any continuation thereof; provided, however, that the failure of such Bank to make, or any error in making, any such recordation shall not affect the obligations of Borrower to make a payment when due of any amount owing hereunder or under such Note in respect of the Loan evidenced by such Note.

     Section 2.04. Borrowing Procedures. The Borrower shall give the Agent notice of each borrowing to be made hereunder as provided in Section 2.08. Not later than 2:00 p.m. New York time (in the case of Loans denominated in Dollars) or 11:00 a.m. local time in the location of the Agent's Account (in the case of Eurodollar Loans denominated in an Alternative Currency) on the date of such borrowing, each Bank shall, through its Lending Office and subject to the conditions of this Agreement, make the amount of the Loan to be made by it on such day available to the Agent at the Principal Office and in immediately available funds for the account of the Borrower. The amount so received by the Agent shall, subject to the conditions of this Agreement, be made available to the Borrower, in immediately available funds, by the Agent crediting an account of the Borrower designated by the Borrower and maintained with the Agent at a banking office designated by the Agent.

     Section 2.05. Prepayments. The Borrower shall have the right to prepay the Loans at any time or from time to time in multiples of One Hundred Fifty Thousand Dollars ($150,000.00) to be applied to principal in inverse order of maturity; provided that: (a) the Borrower shall give the Agent notice of each such prepayment as provided in Section 2.08; (b) Eurodollar Loans may not be prepaid, except that if after giving effect to any reduction or termination of the Commitments pursuant to Section 2.09 hereof, the outstanding aggregate principal amount of the Loans exceeds the aggregate amount of the Commitments, the Borrower shall pay or repay the Loans on the date of such reduction or termination in an aggregate principal amount equal to the excess, together with interest thereon accrued to the date of such payment or repayment and any amounts payable pursuant to Section 3.05 in connection therewith; and (c) in the event the outstanding aggregate principal balance of the Loans payable in Dollars and the Dollar Equivalent of all Loans payable in Alternative Currency exceeds the aggregate amount of the Commitments, Borrower shall pay the Loans in the aggregate principal amount equal to the excess, together with interest thereon accrued to the date of payment and any amounts payable pursuant to
Section 3.05 in connection therewith.

     Section 2.06. Interest Periods. In the case of each Loan, the Borrower shall select an Interest Period of any duration in accordance with the definition of Interest Period in Section 1.01 hereof, subject to the following limitations: (a) no Interest Period may extend beyond the Termination Date; (b) notwithstanding clause (a) above, no Interest Period for a Eurodollar Loan shall have a duration less than one month and if any such proposed Interest Period would otherwise be for a shorter period, such Interest Period shall not be available; and (c) if an Interest Period would end on a day which is not a Banking Day, such Interest Period shall be extended to the next Banking Day, unless, in the case of a Eurodollar Loan, such Banking Day would fall in the next calendar month in which event such Interest Period shall end on the immediately preceding Banking Day.

     Section 2.07. Interest. (a) Interest shall accrue on the outstanding and unpaid principal amount of each Loan for the period from and including the date of such Loan to but excluding the date such Loan is paid at the following rates per annum: (i) for a Variable Rate Loan, at a variable rate per annum equal to the Variable Rate plus any Margin, and (ii) for a Eurodollar Loan, at a fixed rate equal to the LIBO Rate plus the Margin. If the principal amount of any Loan and any other amount payable by the Borrower hereunder or under a Note shall not be paid when due (at stated maturity, by acceleration or otherwise), interest shall accrue at the Default Rate on such amount to the full extent permitted by law from and including such due date to but excluding the date such amount is paid in full.

     (b) The interest rate on each Variable Rate Loan shall change when the Variable Rate changes and interest on each such Loan shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Interest on each Eurodollar Loan shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall notify the Borrower and the Banks thereof.

     (c) Accrued interest shall be due and payable upon any payment of principal and on the last day of the Interest Period with respect thereto, in the case of an Interest Period greater than three (3) months at three month intervals after the first day of such Interest Period; provided that interest accruing at the Default Rate shall be due and payable from time to time on demand of the Agent.

     Section 2.08. Certain Notices. Notices by the Borrower to the Agent of each borrowing pursuant to Section 2.04, each prepayment pursuant to Section 2.05 and each reduction or termination of the Commitments pursuant to Section 2.09(b) shall be irrevocable and shall be effective only if received by the Agent (a) in the case of borrowings and in the case of Variable Rate Loan prepayments (i) before 10:00 a.m. New York time on the day of borrowing or prepayment for Variable Rate Loans, (ii) before 12:00 noon New York time three (3) Banking Days prior to the date of borrowing for Eurodollar Loans in Dollars, and (iii) before 12:00 noon New York time four (4) Banking Days prior to the date of Borrowing for Eurodollar Loans in an Alternative Currency; and (b) in the case of reductions or terminations of the Commitment, three (3) Banking Days prior thereto. Each such notice shall specify the Loans to be borrowed or prepaid, (subject to Section 2.10) the amount in Dollars (or in the case of Loans in Alternative Currencies, the Dollar Equivalent) and the type of the Loans to be borrowed or prepaid and the date of borrowing or prepayment (which shall be a Banking Day), and in the case of Eurodollar Loans, the Currency or Currencies in which such Loan are to be made and, if required by the Agent, the account of the Borrower maintained with a commercial bank in the country in whose Currency such Eurodollar Loans are denominated. Each such notice of reduction or termination shall specify the amount of the Commitments to be reduced or terminated. The Agent shall promptly notify the Banks of the contents of each such notice.

     Section 2.09. Changes in Commitment. (a) The aggregate amount of each Bank's Commitment shall automatically terminate at the open of business on the Termination Date.

     (b) The Borrower shall have the right to reduce or terminate the amount of unused Commitments at any time or from time to time, provided that (i) the Borrower shall give notice of each reduction or termination to the Agent as provided in Section 2.08; and (ii) each partial reduction shall be in an aggregate amount of at least One Million Dollars ($1,000,000.00).

     (c) The Commitment once reduced or terminated may not be reinstated.

     Section 2.10. Minimum Amounts. Except for borrowings which exhaust the full remaining amount of the Commitment, and prepayments (in the case of Variable Rate Loans) which result in the prepayment of all Loans, each borrowing and prepayment of principal shall be in an amount of at least equal to One Million Dollars ($1,000,000.00) and shall be in incremental multiples of Five Hundred Thousand Dollars ($500,000.00).

     Section 2.11. Fees. (a) The Borrower shall pay to the Agent for the account of each Bank a commitment fee on the daily average unused Commitment of such Bank for the period from and including the date hereof to the earlier of the date the Commitments are terminated or the Termination Date at a rate per annum equal to fifteen (15) Basis Points if the ratio of Total Funded Debt to Earnings Before Interest, Taxes, Depreciation and Amortization is equal to or less than 1.0, twenty (20) Basis Points if the ratio of Funded Debt to Earnings Before Interest, Taxes, Depreciation and Amortization is greater than 1.0 and less than or equal to 2.0, and twenty-five (25) Basis Points if the ratio of Funded Debt to Earnings Before Interest, Taxes, Depreciation and Amortization is greater than 2.0. The accrued commitment fee shall be due and payable in arrears upon any reduction or termination of the Commitments and on each Quarterly Due Date commencing on the first such date after the Effective Date, and shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Computation shall be based upon Borrower's financial statements for the immediately preceding four (4) fiscal quarters for income statement items and the most recent fiscal quarter for balance sheet items.

     (b) The Borrower shall pay directly to the Agent for its own account the fees, in the amounts and at the times set forth in the Fee Letter between the Borrower and the Agent dated June 30, 1997.

     Section 2.12. Payments Generally. Except to the extent otherwise provided herein, all payments of principal of and interest on Loans made in Dollars, and other amounts (other than the principal of and interest on Eurodollar Loans made in an Alternative Currency) payable by the Borrower under this Agreement and the Note shall be made in Dollars, and all payments of principal and interest on Eurodollar Loans made in an Alternative Currency shall be made in such Alternative Currency in immediately available funds not later than 1:00 p.m. New York time (in the case of Loans denominated in Dollars) or 11:00 a.m. local time in the location of the Agent's Account (in the case of Eurodollar Loans denominated in an alternative Currency) on the date on which such payments shall become due (each such payment made after such time on such date to be deemed to have been made on the next succeeding Banking Day); provided that, when a new loan is to be made by each Bank on the date the Borrower is to repay any principal of an outstanding Loan in the same Currency, such Bank shall apply the proceeds thereof to the payment of the principal to be repaid and only an amount equal to the difference between the principal to be borrowed and the principal to be repaid shall be made available by the Bank to the Borrower as provided in
Section 2.04 or paid by the Borrower to such Bank pursuant to this Section 2.12, as the case may be. The Agent, or any Bank for whose account such payment is to be made, may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower with the Agent or such Bank, as the case may be, and any Bank so doing shall promptly notify the Agent. The Borrower shall, at the time of making each payment under this Agreement or the Note, specify to the Agent the principal or other amount payable by the Borrower under this Agreement or the Notes to which such payment is to be applied and in the event that it fails to so specify, or if a Default or Event of Default has occurred and is continuing, the Agent may apply such payment as it may elect in its sole and absolute discretion (subject to Section 10.16). If the due date of any payment under this Agreement or the Notes would otherwise fall on a day which is not a Banking Day, such date shall be extended to the next succeeding Banking Day and interest shall be payable for any principal so extended for the period of such extension. Each payment received by the Agent hereunder or under the Notes for the account of a Bank shall be paid promptly to such Bank, in immediately available funds, for the account of such Bank's Lending Office.

                  ARTICLE 3. YIELD PROTECTION; ILLEGALITY; ETC.

     Section 3.01. Additional Costs. (a) The Borrower shall pay directly to each Bank from time to time on demand such amounts as such Bank may reasonably determine to be necessary to compensate it for any costs which such Bank determines are attributable to its making or maintaining any Eurodollar Loans under this Agreement or its Note or its obligation to make any such Loans hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of any such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change, or any Reserve Requirement for any such Loans which: (i) changes the basis of taxation of any amounts payable to such Bank under this Agreement or its Note in respect of any of such Loans (other than taxes imposed on the overall net income of such Bank or of its Lending Office for any of such Loans by the jurisdiction in which such Bank has its principal office or such Lending Office); or (ii) imposes or modifies any reserve, special deposit, deposit insurance or assessment, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including any of such Loans or any deposits referred to in the definition of "LIBO Base Rate" in Section 1.01); or (iii) imposes any other condition affecting this Agreement or its Note (or any of such extensions of credit or liabilities). Each Bank will notify the Borrower of any event occurring after the date of this Agreement which will entitle such Bank to compensation pursuant to this Section 3.01(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. The amount payable to any such Bank shall be computed from the date of the occurrence giving rise to Additional Cost, or the date that is 120 days prior to the date of demand by such Bank, whichever is later. If any Bank requests compensation from the Borrower under this section 3.01(a), or under section 3.01(c), the Borrower may, by notice to such Bank (with a copy to the Agent), suspend the obligation of such Bank to maintain Loans of the type with respect to which such compensation is requested (in which case the provisions of section 3.04 shall be applicable).

     (b) Without limiting the effect of the foregoing provisions of this Section 3.01, in the event that, by reason of any Regulatory Change, any Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by notice to the Borrower (with a copy to the Agent), the obligation of such Bank to make Loans of such type hereunder shall be suspended until the date such Regulatory Change ceases to be in effect (in which case the provisions of Section 3.04 shall be applicable).

     (c) Without limiting the effect of the foregoing provisions of this Section
3.01 (but without duplication), the Borrower shall pay directly to each Bank from time to time on request such amounts as such Bank may reasonably determine to be necessary to compensate such Bank for any costs which it determines are attributable to the maintenance of capital by it or any of its Affiliates pursuant to any future law or regulation of any jurisdiction or any interpretation, directive or request (whether or not having the force of law and whether in effect on the date of this Agreement or thereafter) of any court or governmental or monetary authority in respect of its Loan hereunder or its obligation to make its Loan hereunder (such compensation to include, without limitation, an amount equal to any reduction in return on assets or equity of such Bank to a level below that which it could have achieved but for such law, regulation, interpretation, directive or request). Each Bank will notify the Borrower if it is entitled to compensation pursuant to this Section 3.01(c) as promptly as practicable after it determines to request such compensation. The amount payable to any Bank shall be computed from the date of the occurrence entitling such Bank to compensation, or the date that is one hundred twenty
(120) days prior to the date of demand by such Bank, whichever is later.

     (d)  Determinations  and allocations by a Bank for purposes of this Section
3.01 of the effect of any Regulatory Change pursuant to subsections (a) or (b), or of the effect of capital maintained pursuant to subsection (c), on its costs of making or maintaining Loans or its obligation to make Loans, or on amounts receivable by, or the rate of return to, it in respect of Loans or such obligation, and of the additional amounts required to compensate such Bank under this Section 3.01, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis.

     Section 3.02. Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if:

     (a) the Agent determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "LIBO Rate" in Section 1.01 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for any type of Eurodollar Loans as provided in this Agreement; or

     (b) the Required Banks determine (which determination shall be conclusive) and notify the Agent and the Borrower (which notice shall include each Bank's respective calculation of cost) that the relevant rates of interest referred to in the definition of "LIBO Base Rate" in Section 1.01 upon the basis of which the rate of interest for any type of Eurodollar Loans is to be determined do not adequately cover the cost to the Banks of making or maintaining such Loans;

then the Agent shall give the Borrower and each Bank prompt notice thereof, and so long as such condition remains in effect, the Banks shall be under no obligation to make or maintain a Loan of such type.

     Section 3.03. Illegality. Notwithstanding any other provision in this Agreement, in the event that it becomes unlawful for any Bank or its Lending Office to honor its obligation to make or maintain a Eurodollar Loan hereunder, then such Bank shall promptly notify the Borrower thereof (with a copy to the

Agent) and such Bank's obligation to make or maintain a Eurodollar Loan hereunder shall be suspended until such time as such Bank may again make and maintain such affected Loan (in which case the provisions of Section 3.04 shall be applicable).

     Section 3.04.  Certain  Variable  Rate Loans  pursuant to Sections 3.01 and
3.03. If the obligations of any Bank to make a Loan of a particular type (Loans of such type being herein called "Affected Loans" and such type being herein called the "Affected Type") shall be suspended pursuant to Section 3.01 or 3.03, a Loan which would otherwise be maintained by such Bank as a Loan of the Affected Type shall be made instead as Variable Rate Loan and, if an event referred to in Section 3.01(b) or 3.03 has occurred and such Bank so requests by notice to the Borrower (with a copy to the Agent), the Affected Loan of such Bank then outstanding shall be automatically converted into Variable Rate Loan on the date specified by such Bank in such notice.

     Section 3.05. Certain Compensation. The Borrower shall pay to the Agent for the account of each Bank, upon the request of such Bank through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense which such Bank reasonably determines is attributable to any payment to such Bank of a Eurodollar Loan made by such Bank on a date other than the last day of an Interest Period for such Loan (whether by reason of acceleration or otherwise).

     Without limiting the foregoing, such compensation shall include an amount equal to the excess, if any, of: (i) the amount of interest which otherwise would have accrued on the principal amount so paid or not borrowed for the period from and including the date of such payment or failure to borrow to but excluding the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, to but excluding the last day of the Interest Period for such Loan which would have commenced on the date specified therefor in the relevant notice) at the applicable rate of interest for such Loan provided for herein; over (ii) the amount of interest (as reasonably determined by such Bank) such Bank would have bid in the London interbank market (if such Loan is a Eurodollar Loan) for deposits in Dollars for amounts comparable to such principal amount and maturities comparable to such period.


                        ARTICLE 4. CONDITIONS PRECEDENT.

     Section 4.01. Documentary Conditions Precedent. The obligations of the Banks to make the Loans constituting the borrowing hereunder are subject to the condition precedent that the Agent shall have received on or before the date of such Loans each of the following, in form and substance satisfactory to the Agent and its counsel:

     (a) the Notes duly executed by the Borrower;

     (b) the Authorization Letter duly executed by the Borrower;

     (c) a certificate of the Secretary or Assistant Secretary of the Borrower, dated the Effective Date, attesting to all corporate action taken by the Borrower, including resolutions of its Board of Directors authorizing the execution, delivery and performance of the Facility Documents to which it is a party and each other document to be delivered pursuant to this Agreement;

     (d) a certificate of the Secretary or Assistant Secretary of the Borrower, dated the Effective Date, certifying the names and true signatures of the officers of the Borrower authorized to sign the Facility Documents to which it is a party and the other documents to be delivered by the Borrower under this Agreement;

     (e) a certificate of a duly authorized officer of the Borrower, dated the Closing Date, stating that the representations and warranties in Article 5 are true and correct on such date as though made on and as of such date and that no event has occurred and is continuing which constitutes a Default or Event of Default;

     (f) a favorable opinion of counsel for the Borrower, dated the Closing Date, in substantially the form of Exhibit C and as to such other matters as the Agent or any Bank may reasonably request;

     (g) a recently dated certificate of the Secretary of State of the State of Borrower's formation as to its good standing.

     Section 4.02. Additional Conditions Precedent. The obligations of the Banks to make the Loans shall be subject to the further conditions precedent that on the date of such Loan:

     (a) the following statements shall be true: (i) the representations and warranties contained in Article 5 are true and correct on and as of the Effective Date as though made on and as of such date; and (ii) no Default or Event of Default has occurred and is continuing, or would result from such Loan; and

     (b) the Agent shall have received such approvals, opinions or documents as the Agent or any Bank may reasonably request.

     Section 4.03. Deemed Representations. Each notice of a Loan and acceptance by the Borrower of the proceeds thereof shall constitute a representation of warranty that the statements contained in Section 4.02(a) hereof are true and correct both on the date of such notice and, unless the Borrower otherwise notifies the Agent prior to such Borrowing, as of the date of such Loan.

                   ARTICLE 5. REPRESENTATIONS AND WARRANTIES.

The Borrower hereby represents and warrants that:

     Section 5.01. Incorporation, Good Standing and Due Qualification. The Borrower and each of its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its formation, has all power and authority to carry on its business as now being conducted and to own its properties and is duly licensed or qualified and in good standing or a foreign corporation in each other jurisdiction in which its properties are located or in which failure to qualify would materially and adversely affect the conduct of its business or the enforceability of contractual rights of the Borrower.

     Section 5.02. Corporate Power and Authority: No Conflicts. The execution, delivery and performance by the Borrower of the Facility Documents are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (a) the Borrower's charter or by-laws,or
(b) any law or any contractual restriction or provision binding on or affecting the Borrower.

     Section 5.03. Governmental Approval. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of the Facility Documents to which the Borrower is a party.

     Section 5.04. Legally Enforceable Agreements. Each Facility Document to which Borrower is a party is, or when delivered hereunder will be, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

     Section 5.05. Financial Statements. The balance sheets of the Borrower and its Subsidiaries as at December 31, 1996, and the related statements of income and retained earnings of the Borrower and its Subsidiaries for the fiscal year then ended, and the unaudited balance sheets of the Borrower and its
Subsidiaries as at June 30, 1997 and the related statements of income and retained earnings, copies of which have been furnished to each Bank, fairly present the financial condition of the Borrower and its Subsidiaries at such date and the results of the operations of the Borrower and its subsidiaries for the period ended on such date, all in accordance with GAAP, and since June 30, 1997, there has been no material adverse change in such condition or operations.

     Section 5.06. Litigation. There is no pending or threatened action or proceeding affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, which may materially adversely affect the financial condition or operations of the Borrower or any Subsidiary.

     Section 5.07. Margin Stock. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System).

     Section 5.08. Use of Loan Proceeds. No part of the proceeds of the Loans will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (a) to purchase or to carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund indebtedness originally incurred for such purpose, or (b) for any purpose which violates or is inconsistent with the provisions of the Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

     Section 5.09. Tax Returns. Each of the Borrower and its Subsidiaries has filed (or has obtained extensions of the time by which it is required to file) all United States federal income tax returns and all other material tax returns required to be filed by it and has paid all taxes shown due on the returns so filed as well as all other taxes, assessments and governmental charges which have become due, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided.

     Section 5.10. ERISA. Each member of the Controlled Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan subject to the provisions thereof and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and has not incurred any liability to the PBGC or a Plan under Title IV of ERISA.

     Section 5.11. Subsidiaries. The Borrower has no Subsidiaries other than those set forth on Schedule I attached hereto as amended from time to time.

     Section 5.12. Ownership and Liens. Each of the Borrower and its Subsidiaries has good and marketable title to its material properties and assets reflected on the balance sheet referred to in Section 5.05 hereof, except for such properties and assets as have been disposed of since the date of such balance sheet as no longer used or useful in the conduct of its business or as have been disposed of in the ordinary course of business, and all such properties and facets are free and clear of mortgages, pledges, liens, charges and other encumbrances, and liens incurred in the ordinary course of business, any encumbrances that do not materially interfere with the use or operation of such property or assets and except as required or permitted by the provisions hereof or as disclosed in the balance sheet referred to in Section 5.05 hereof or otherwise disclosed to the Banks.

     Section 5.13. Hazardous Materials. Except as set forth in Schedule II hereof, and qualified in each instance whereby a breach of this representation set forth in this Section 5.13 would materially and adversely affect the business, operations, assets or financial condition of the Borrower, the Borrower is in compliance in all material respects with all Environmental Laws governing Hazardous Materials and the Borrower has not used Hazardous Materials on, from, or affecting any property now owned or occupied or hereafter owned or occupied by the Borrower in any manner which violates Federal, state or local laws, ordinances, rules, regulations, or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials, and that, to the best of the Borrower's knowledge, no prior owner of any such property or any tenant, subtenant, prior tenant or prior subtenant have used Hazardous Materials on, from, or affecting such property in any manner which violates Federal, state or local laws, ordinances, rules, regulations, or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials; without limiting the foregoing, the Borrower shall not cause or permit any property owned or occupied by it to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials, except in compliance with all applicable Federal, state and local laws or regulations, nor shall the Borrower cause or permit, as a result of any intentional or unintentional act or omission on its part or any tenant or subtenant, a release of Hazardous Materials onto any property owned or occupied by the Borrower or onto any other property; the Borrower shall comply with and ensure compliance by all tenants and subtenants with all applicable Environmental Laws, whenever and by whomever triggered, and shall obtain and comply with any and all approvals, registrations or permits required thereunder.

     Section 5.14. No Default on Other Agreements. Neither the Borrower or any of its Subsidiaries is in default in any manner which would materially and adversely affect the business, properties or assets, operations or condition (financial or otherwise) of the Borrower in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party.

     Section 5.15. Partnerships. Except as set forth on Schedule III, neither the Borrower nor any of its Subsidiaries is a partner in any partnership.

     Section 5.16. No Forfeiture. Neither the Borrower nor any of its Subsidiaries or Affiliates is engaged in or proposes to be engaged in the conduct of any business or activity which could result in a Forfeiture Proceeding and no Forfeiture Proceeding against any of them is pending or threatened, which would individually or in the aggregate materially and adversely affect the business, operations, assets or financial condition of the Borrower or any of its Subsidiaries.

     Section 5.17. Solvency. (a) The present fair saleable value of the assets of the Borrower after giving effect to all the transactions contemplated by the Facility Documents and the funding of all Commitments hereunder exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Borrower and its Subsidiaries as they mature.

     (b) The property of the Borrower does not constitute unreasonably small capital for the Borrower to carry out its business as now conducted and as proposed to be conducted including the capital needs of the Borrower.

     (c) The Borrower does not intend to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by the Borrower, and of amounts to be payable on or in respect of debt of the Borrower). The cash available to the Borrower after taking into account all other anticipated uses of the cash of the Borrower, is anticipated to be sufficient to pay all such amounts on or in respect of debt of the Borrower when such amounts are required to be paid.

     (d) The Borrower does not believe that final judgments against it in actions for money damages will be rendered at a time when, or in an amount such that, the Borrower will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered). The cash available to the Borrower after taking into account all other anticipated uses of the cash of the Borrower (including the payments on or in respect of debt referred to in paragraph (c) of this Section 5.17), is anticipated to be sufficient to pay all such judgments promptly in accordance with their terms.


                        ARTICLE 6. AFFIRMATIVE COVENANTS.

     So long as any of the Notes shall remain unpaid or any Bank shall have any Commitment under this Agreement, the Borrower shall, unless the Banks shall otherwise consent in writing:

     Section 6.01. Compliance with Laws, Corporate Existence. (a) Comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders of any governmental authority, the breach of which would materially and adversely affect the business, operations, prospects or assets or the financial condition or otherwise of the Borrower. Such compliance shall include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges or levies imposed upon it or on its income or profits or upon its property except to the extent (i) such payment is being contested in good faith and by proper proceedings, and (ii) adequate reserves are being maintained with respect thereto; and (b) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights, franchises, trade names and preserve all of its property used or useful in the conduct of its business and keep same in good repair and working condition except for property it deems no longer useful.

     Section  6.02.  Reporting  Requirements.  Furnish  directly  to each of the
Banks:

     (a) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such quarter and statements of income and retained earnings and changes in financial position of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, with a certification by the chief financial officer of the Borrower that such financial statements fairly present the financial condition and results of operations of the Borrower in accordance with GAAP, at the dates and for the periods set forth therein;

     (b) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the annual report for such year for the Borrower and its Subsidiaries, containing consolidated and consolidating financial statements for such year certified in a manner acceptable to the Required Banks by Ernst & Young or other independent public accountants acceptable to the Required Banks;

     (c) with the statements submitted under subsections (a) and (b) above, a certificate signed by the chief financial officer of the Borrower or the certified public accountants, as the case may be, stating (i) the requirements of Section 4.02 hereof and (ii) the calculation of all financial covenants and ratios required under Article 8 hereof;

     (d) promptly after the sending or filing thereof, copies of all reports which the Borrower sends to any of its security holders, and copies of all reports and registration statements which the Borrower or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange;

     (e) promptly after the filing or receiving thereof, if and when the Borrower or any member of the Controlled Group (as defined below) (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan (as defined below) under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, promptly followed by a copy of such notice to the Bank; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, promptly followed by a copy of such notice to the Bank.

     As used in this Subsection 6.02(e), "Controlled Group" means all members of a control group of corporations and all trades or businesses (whether or not incorporated) under common control, which together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code of 1954, and "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or is subject to the minimum funding standards under
Section 412 of the Code and is either (x) maintained by the Borrower or any member of the Controlled Group for employs of the Borrower or any member of the Controlled Group, or (xx) maintained pursuant to a collective bargaining agreement or similar arrangement under which more than one employer makes contributions and to which the Borrower or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions;

     (f) prior to the end of each fiscal year of the Borrower, a budget (in format satisfactory to the Banks) for the succeeding fiscal year of the Borrower, plus from time to time any revisions or modifications to such budget within 15 days of the adoption of such revision or modification; and

     (g)  such  other  information   respecting  the  condition  or  operations,
financial or otherwise, of the Borrower or any of its subsidiaries as any Bank through the Agent may from time to time reasonably request.

     Section 6.03. Notice of Proceedings. Promptly give notice in writing to the Agent and each of the Banks of all litigation, arbitral proceedings, regulatory proceedings and Forfeiture Proceedings affecting the Borrower or any Subsidiary, except litigation or proceedings which, if adversely determined, could not materially and adversely affect the consolidated financial condition or the business taken as a whole of the Borrower and its Subsidiaries.

     Section 6.04. Insurance. The Borrower will, and will cause each Subsidiary to, maintain insurance with insurance companies or associations rated "A-" or better by A.M. Best & Company or a comparable rating agency in such amounts and against such risks as is usually carried by owners of similar businesses and properties in the same general areas in which the Borrower and its subsidiaries operate.

     Section 6.05. Environmental Laws. Comply in all material respects with all Environmental Laws and provide to the Agent all documentation in connection with such compliance that the Agent may reasonably request.

     Section 6.06. Access to Premises and Records. At any reasonable time and from time to time, but only to the extent relevant to the loan transaction hereunder and the Borrower's ability to perform under the Credit Agreement, upon reasonable notice and during normal business hours, the Borrower shall permit the Agent and each of the Banks, or any agent or representative thereof to examine the records and books of account and visit the properties of the Borrower or its subsidiaries and to discuss the affairs, finances and accounts of the Borrower and any Consolidated Subsidiary with any of the Borrower's officers and directors.

     Section 6.07. Notice of Default. In the event any financial officer of the Borrower knows of any default or event of default under any agreement to which the Borrower is a party or any Event of Default which shall have occurred or knows of the occurrence of any event which, upon notice or lapse of time or both, would constitute an Event of Default, promptly furnish to the Agent a written statement as to such occurrence specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto.

     Section 6.08 Subsidiaries. Give the Agent prompt written notice of the creation, establishment or acquisition, in any manner, of any Subsidiary not existing on the date hereof. Borrower will cause each newly formed or acquired Domestic Subsidiary whose assets equal or exceed by amount ten percent (10%) of the Borrower's Consolidated Assets to jointly, severally, and unconditionally guarantee payment of the Loan and performance of all of the obligations of the Borrower created by this Agreement.

     Section 6.09. Material Adverse Changes. The Borrower shall promptly notify the Bank of any litigation matter, investigation, audit, business development or change in financial condition, which has resulted in, or which the Borrower or its Subsidiaries reasonably believes will result in an Event of Default.


                         ARTICLE 7. NEGATIVE COVENANTS.

     So long as any of the Notes shall remain unpaid or any Bank shall have any Commitment under this Agreement, the Borrower shall not without the written consent of the Banks:


     Section 7.01. Liens, Etc. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Liens, or any other type of preferential arrangement, upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, in each case to secure any Debt of any person or entity, other than:

     (a) Liens securing the payment of taxes, assessments or governmental charges or levies or the demands of suppliers, mechanics, carriers, warehousers, landlords and other like Persons, provided that (i) they do not in the aggregate materially reduce the value of any properties subject to the Liens or materially interfere with their use in the ordinary conduct of the owning business, and
(ii) all claims which the Liens secure are being actively contested in good faith and by appropriate proceedings;

     (b) Liens incurred or deposits made in the ordinary course of business (i) in connection with worker's compensation, unemployment insurance, social security and other like laws, or (ii) to secure the performance of letters of credit, bids, tenders, sales contract, leases, statutory obligations, surety, appeal and performance bonds and other similar obligations, in each case not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of property;

     (c) attachment, judgment and other similar Liens arising in connection with court proceedings provided that (i) execution and other enforcement are effectively stayed, and (ii) all claims which the Liens secure are being actively contested in good faith and by appropriate proceedings;

     (d) Liens on property of a Subsidiary provided that they secure only obligations owing to the Borrower or another Subsidiary;

     (e) Liens related to lease obligations, and within the limitations, described in Section 7.02;

     (f) Liens against customer notes, which are created in connection with the sale, pledge or discounting of such customer notes, provided that immediately after giving effect thereto the Borrower's aggregate liabilities on account of such Debt secured by such Liens does not exceed $11,000,000.00; and

     (g) Liens against property leased pursuant to Capital Leases, provided that
the   aggregate   amount  of  Debt   secured  by  such  Liens  does  not  exceed
$3,000,000.00.

     (h) Liens not exceeding $5,000,000.00 in the aggregate against property other than inventory and receivables.

     For the purposes of this Agreement, the term "Lien" shall mean any interest in property securing any Debt or obligation owed to, or a claim by, a Person other than the owner of the property, whether the interest is based on common law, statute or contract (including the security interest or lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes). The term "Lien" shall not include minor reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions and other minor title exceptions affecting property, provided that they do not constitute security for a monetary obligation. For the purposes of this Agreement, the Borrower or a Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, Capital Lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes, and such retention or vesting shall be deemed to be a Lien. In connection with any sale, pledge or discounting of Borrower's or its subsidiaries' customer notes, a "Lien" or "Liens" shall be deemed to exist to the extent of (i) the amount of any sums withheld from the Borrower or any Subsidiary in any such transaction, plus (ii) the amount of any obligation of the Borrower or any Subsidiary resulting from the non-payment of any customer notes involved in any such transaction.

     Section 7.02. Lease Obligations. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any obligations for the payment of rental for any property under leases or agreements to lease, other than Capital Leases, which would cause the liabilities of the Borrower and its Subsidiaries, on a consolidated basis, in respect of all such obligations to exceed $5,000,000.00 payable in any period of 12 months.

     Section 7.03. Prohibited Transactions. Use the proceeds of any Loan to acquire any security in any transaction which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934 or use the proceeds of any Loan to otherwise acquire any public company other than on a friendly basis.

     Section 7.04. Margin Stock. Use the proceeds of any Loan to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

     Section 7.05. Consolidations, Mergers, Acquisitions and Sales of Assets. Consolidate or merge with or into, or sell, lease or otherwise dispose of any of its assets to, any Person, or acquire all or any substantial portion of the properties, assets or shares of stock of any other organization or permit any Subsidiary to do any of the above, unless the Borrower is the surviving entity, the transaction is on a friendly basis and immediately thereafter the Borrower is in compliance with all terms and provisions of this Agreement and except that:

     (a) any Subsidiary may consolidate or merge with the Borrower or any wholly-owned Subsidiary of the Borrower;

     (b) the Borrower or any Subsidiary may sell, lease or otherwise dispose of any of its inventory in the ordinary course of business and any of its assets which are obsolete, excess or unserviceable;

     (c) the Borrower or any Subsidiary may sell, pledge or discount customer notes;

     (d) the Borrower or any Subsidiary may sell, lease or otherwise dispose of any of its assets (other than as permitted by clauses (a) to (c) inclusive), provided that the aggregate net book value of all assets of the Borrower and its Subsidiaries sold, leased or otherwise disposed of during any fiscal year of the Borrower pursuant to this clause (d) shall not exceed 5% of the Consolidated Tangible Net Worth of the Borrower and its Subsidiaries at the end of the preceding fiscal year.

     All sales,  leases or dispositions of assets pursuant to clause (b), (c) or
(d) shall be at fair market value.

     Notwithstanding the foregoing, the aggregate amount of acquisitions (net of amounts paid for with the Borrower's stock) permitted under this section from and after the Effective Date shall not be greater than $15,000,000.00 in any consecutive 24 month period without the prior written consent of the Required Banks.

     Section 7.06. Affiliate Transactions. Enter into or permit any Subsidiary to enter into any transaction (including the purchase, sale or exchange of Property or the rendering of any service) with any Affiliate except upon fair and reasonable terms which are at least as favorable to the Borrower or the Subsidiary as would be obtained in a comparable arms-length transaction with a non-Affiliate.

     Section 7.07. Loans and Advances. Make or permit to exist any loans or advances to any Person, except that loans or advances incurred in the normal course of business (including employee advances and customer notes) are permitted.

     Section 7.08. Guaranties. Become or permit any Subsidiary to become liable for or permit any of its Property to become subject to any guaranty except guaranties given in connection with the sale, pledge or discounting of customer notes, provided that immediately after giving effect thereto the Borrower's aggregate liability under such guaranties (exclusive of guarantees to the Hardinge Inc. Pension Plan) does not exceed $11,000,000.00. Each Guaranty permitted by this Section 7.08 must comply with the requirements of Section 8.01 (if and to the extent it is included among Consolidated Current Liabilities) and with the requirements of Section 8.03 (if and to the extent it is included in Funded Debt).

     Section 7.09. No Activities Leading to Forfeiture. Neither the Borrower nor any of its Subsidiaries or Affiliates shall engage in or propose to be engaged in the conduct of any business or activity which could result in a Forfeiture Proceeding, which would, individually or in the aggregate, materially and adversely affect the business, operations, assets or financial condition of the Borrower or any of its Subsidiaries.


                         ARTICLE 8. FINANCIAL COVENANTS.

     So long as any of the Notes shall remain unpaid or any Bank shall have any Commitment under this Agreement:

     Section 8.01 Working Capital. The Borrower shall maintain at all times an excess of Consolidated Current Assets over Consolidated Current Liabilities of not less than $85,000,000.00.

     Section 8.02. Net Worth. Borrower shall maintain a Consolidated Tangible Net Worth, at all times during each fiscal year of not less than the amount set forth below opposite such fiscal year:

             Fiscal Year Ending
                 December 31                                     Amount

                  1997                                         135,000,000
                  1998                                         138,000,000
                  1999                                         141,000,000
                  2000                                         144,000,000
                  2001                                         147,000,000
                  2002                                         150,000,000

     The term "Consolidated Tangible Net Worth" shall mean Net Worth prior to any cumulative foreign currency translation adjustments minus intangible assets.

     Section 8.03. Funded Debt. Borrower shall maintain a ratio of Funded Debt to Earnings Before Interest, Taxes, Depreciation and Amortization of not greater than 2.5 to 1, measured as of the last day of each fiscal quarter for the immediately preceding twelve (12) months.

     Section 8.04. Earnings. Borrower shall maintain a the ratio of Earnings Before Interest, Taxes, Depreciation and Amortization to interest of not less than 3.0 to 1, measured as of the last day of each fiscal quarter for the immediately preceding twelve (12) months.

                          ARTICLE 9. EVENTS OF DEFAULT.

     Section 9.01. Events of Default. Any of the following events shall be an "Event of Default":

     (a) The Borrower shall fail to pay when due any installment of principal of, or interest on, any Note; or

     (b) Any representation or warranty made by the Borrower herein or in any other Facility Document, or by the Borrower (or any of its officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made; or

     (c) The Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or in any other Facility Document on its part to be performed or observed and any such failure shall remain unremedied for 10 days after written notice thereof shall have been given to the Borrower by the Agent or any Bank; or

     (d) The Borrower or any of its Subsidiaries shall fail to pay any Debt (but excluding Debt evidenced by the Notes) of the Borrower or such Subsidiary as the case may be, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other default under any agreement or instrument relating to any such Debt, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

     (e) The Borrower or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or the Borrower or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

     (f) Any judgment or order for the payment of money in excess of $2,500,000.00 shall be rendered against the Borrower or any of its Subsidiaries, and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

     (g) Any member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $250,000.00 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Benefit Liabilities in such amount or amounts which would at such time create a liability in excess of liabilities of such Plan or Plans recognized prior thereto on the Borrower's financial statements and which liability would cause a violation of any of the covenants under Article 7 (collectively, a "Material Plan") shall be filed under Title IV of ERISA by any member of the Controlled Group, any plan administrator any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against any member of the Controlled Group to enforce Section 515 of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;

     (i) A Change in Control shall occur.

     Section 9.02 Remedies. If any Event of Default shall occur and be continuing, the Agent shall, upon request of the Required Banks, by notice to the Borrower, (a) declare the Commitments to be terminated, whereupon the same shall forthwith terminate, and (b) declare the outstanding principal of the Notes, all interest thereon and all other amounts payable under this Agreement and the Notes to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided that, in the case of an Event of Default referred to in Section 9.01(e) or Section 9.01(h) above, the Commitments shall be immediately terminated, and the Notes, all interest thereon and all other amounts payable under this Agreement shall be immediately due and payable without notice, presentment, demand protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.


            ARTICLE 10. THE AGENT; RELATIONS AMONG BANKS AND BORROWER.

     Section 10.01. Appointment, Powers and Immunities of Agent. Each Bank hereby irrevocably (but subject to removal by the Required Banks pursuant to Section 10.09) appoints and authorizes the Agent to act as its agent hereunder and under any other Facility Document with such powers as are specifically delegated to the Agent by the terms of this Agreement and any other Facility

Document, together with such other powers as are reasonably incidental thereto. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and any other Facility Document, and shall not by reason of this Agreement be a trustee for any Bank. The Agent shall not be responsible to the Banks for any recitals, statements, representations or warranties made by the Borrower or any officer or official of the Borrower or any other Person contained in this Agreement or any other Facility Document, or in any certificate or other document or instrument referred to or provided for in, or received by any of them under, this Agreement or any other Facility Document, or for the value, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Facility Document or any other document or instrument referred to or provided for herein or therein, for the perfection or priority of any collateral security for the Loans or for any failure by the Borrower to perform any of its obligations hereunder or thereunder. The Agent may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or under any other Facility Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct. The Borrower shall pay any fee agreed to by the Borrower and the Agent with respect to the Agent's services hereunder.

     Section 10.02. Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent may deem and treat each Bank as the holder of the Loan made by it for all purposes hereof unless and until a notice of the assignment or transfer thereof satisfactory to the Agent signed by such Bank shall have been furnished to the Agent together with the assignment fee referred to in Section 11.05(b), but the Agent shall not be required to deal with any Person who has acquired a participation in any Loan from a Bank. As to any matters not expressly provided for by this Agreement or any other Facility Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks and any other holder of all or any portion of any Loan.

     Section 10.03. Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default (other than the non-payment of principal of or interest on the Loans to the extent the same is required to be paid to the Agent for the account of the Banks) unless the Agent has received notice from a Bank or the Borrower specifying such Default or Event of Default. In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the

Banks (and shall give each Bank prompt notice of each such non-payment). The Agent shall (subject to Section 10.08) take such action with respect to such Default or Event of Default which is continuing as shall be directed by the Required Banks; provided that, unless and until the Agent shall have received such directions, the Agent may take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Banks; and provided further that the Agent shall not be required to take any such action which it determines to be contrary to law.

     Section 10.04. Rights of Agent as a Bank. With respect to its Commitment and the Loan made by it, the Agent in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its capacity as a Bank. The Agent and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to (on a secured or unsecured basis), and generally engage in any kind of banking, trust or other business with, the Borrower (and any of its affiliates) as if it were not acting as the Agent, and the Agent may accept fees and other consideration from the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Banks. Although the Agent and its affiliates may in the course of such relationships and relationships with other Persons acquire information about the Borrower, its Affiliates and such other Persons, the Agent shall have no duty to disclose such information to the Banks.

     Section 10.05. Indemnification of Agent. The Banks agree to indemnify the Agent (to the extent not reimbursed under Section 11.03 or under the applicable provisions of any other Facility Document, but without limiting the obligations of the Borrower under Section 11.03 or such provisions), ratably in accordance with the aggregate unpaid principal amount of the Loans made by the Banks (without giving effect to any participations, in all or any portion of such Loans, sold by them to any other Person) (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitment), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, any other Facility Document or any other documents contemplated by or referred to herein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which the Borrower is obligated to pay under Section 11.03 or under the applicable provisions of any other Facility Document but excluding, unless a Default or Event of Default has occurred, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents or instruments; provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

     Section 10.06. Documents. The Agent will forward to each Bank, promptly after the Agent's receipt thereof, a copy of each report, notice or other document required by this Agreement or any other Facility Document to be delivered to the Agent for such Bank.

     Section 10.07. Non-Reliance on Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any other Facility Document. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement or any other Facility Document or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any Subsidiary. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower or any Subsidiary (or any of their Affiliates) which may come into the possession of the Agent or any of its affiliates. The Agent shall not be required to file this Agreement, any other Facility Document or any document or instrument referred to herein or therein, for record or give notice of this Agreement, any other Facility Document or any document or instrument referred to herein or therein, to anyone.

     Section 10.08. Failure of Agent to Act. Except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances (which may include cash collateral) of the indemnification obligations of the Banks under Section 10.05 in respect of any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

     Section 10.09. Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving written notice thereof to the Banks and the Borrower, and the Agent may be removed at any time with or without cause by the Required Banks; provided that the Borrower and the other Banks shall be promptly notified thereof. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a bank which has an office in New York, New York. The Required Banks or the retiring Agent, as the case may be, shall upon the appointment of a successor Agent promptly so notify the Borrower and the other Banks. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

     Section 10.10. Amendments Concerning Agency Function. The Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement or any other Facility Document which affects its duties hereunder or thereunder unless it shall have given its prior consent thereto.

     Section 10.11. Liability of Agent. The Agent shall not have any liabilities or responsibilities to the Borrower on account of the failure of any Bank to perform its obligations hereunder or to any Bank on account of the failure of the Borrower to perform its obligations hereunder or under any other Facility Document. This Section 10.11 shall not be construed to limit the Agent's liability or responsibility where the Agent is acting as a Bank under this Agreement.

     Section 10.12. Transfer of Agency Function. Without the consent of the Borrower or any Bank, the Agent may at any time or from time to time transfer its functions as Agent hereunder to any of its offices wherever located, provided that the Agent shall promptly notify the Borrower and the Banks thereof.

     Section 10.13. Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Bank or the Borrower (either one as appropriate being the "Payor") prior to the date on which such Bank is to make payment hereunder to the Agent of the proceeds of a Loan or the Borrower is to make payment to the Agent, as the case may be (either such payment being a "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment (and, if such recipient is the Borrower and the Payor Bank fails to pay the amount thereof to the Agent forthwith upon demand, the Borrower) shall, on demand, repay to the Agent the amount made available to it together with interest thereon for the period from the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the average daily Federal Funds Rate for such period.

     Section 10.14. Withholding Taxes. (a) Each Bank represents that it is entitled to receive any payments to be made to it hereunder without the withholding of any U.S. tax and will furnish to the Agent such forms, certifications, statements and other documents as the Agent may request from time to time to evidence such Bank's exemption from the withholding of any U.S. tax imposed by any domestic jurisdiction or to enable the Agent to comply with any applicable laws or regulations relating thereto. Without limiting the effect of the foregoing, if any Bank is not created or organized under the laws of the United States of America or any state thereof, in the event that the payment of interest by the Borrower is treated for U.S. income tax purposes as derived in whole or in part from sources from within the U.S., such Bank will furnish to the Agent Form 4224 or Form 1001 of the Internal Revenue Service, or such other forms, certifications, statements or documents, duly executed and completed by such Bank as evidence of such Bank's exemption from the withholding of U.S. tax with respect thereto. The Agent shall not be obligated to make any payments hereunder to such Bank in respect of any Loan or such Bank's Commitment until such Bank shall have furnished to the Agent the requested form, certification, statement or document.

     (b) The Borrower agrees to pay each Bank such additional amounts as are necessary in order that the net payment of any amount payable by Borrower to such Bank hereunder and under its Note, after deduction for or withholding in respect of any future tax, assessment or other charge or levy imposed by or on behalf of the government of the country of the Alternative Currency in which a Eurodollar Loan is made ("Foreign Taxes") on or with respect to such payment, will not be less than the amount stated herein and in such Note to be payable. The amount payable to any Bank shall be computed from the date of the assessment of the Foreign Taxes, or the date that is one hundred twenty (120) days prior to the date of demand by the Bank, whichever is later. Without affecting Borrower's obligations under this Section 10.14(b), if the Borrower is required by applicable law or regulation to make any deduction or withholding of any Foreign Taxes with respect of any payment hereunder to any Bank, Borrower agrees to furnish such Bank (i) within forty-five (45) days of such payment the originals or certified copies of all governmental tax receipts in respect of such Foreign Taxes, and (ii) promptly at the request of such Bank, any other information, documents and receipts that such Bank may reasonably require to establish to its satisfaction the full and timely payment of such Foreign Taxes and to permit such Bank to claim such Foreign Taxes as a credit or deduction in the computation of income taxes imposed on such Bank.

     Section 10.15. Several Obligations and Rights of Banks. The failure of any Bank to make the Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan on such date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement, and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

     Section 10.16. Pro Rata Treatment of Loans, Etc. Except to the extent otherwise provided (a) the borrowings under Section 2.01 and reductions under
Section 2.09(b) shall be made from the Banks pro rata according to the amounts of their respective Commitment; and (b) each prepayment and payment of principal of or interest on Loans of a particular type and a particular Interest Period shall be made to the Agent for the account of the Banks pro rata in accordance with the respective unpaid principal amounts of such Loans held by such Banks.

     Section 10.17. Sharing of Payments Among Banks. If a Bank shall obtain payment of any principal of or interest on any Loan made by it through the exercise of any right of setoff, banker's lien, counterclaim, or by any other means (including any payment obtained from or charged against any Third Party), it shall promptly purchase from the other Banks participations in (or, if and to the extent specified by such Bank, direct interests in) the Loans made by the other Banks in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Banks shall share the benefit of such payment (net of any expenses which may be incurred by such Bank in obtaining or preserving such benefit) pro rata in accordance with the unpaid principal and interest on the Loans held by each of them. To such end the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Bank so purchasing a participation (or direct interest) in the Loans made by other Banks may exercise all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation (or direct interest). Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness of the Borrower.


                            ARTICLE 11. MISCELLANEOUS.

     Section 11.01. Amendments and Waivers. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended or modified only by an instrument in writing signed by the Borrower, the Agent and the Required Banks, or by the Borrower and the Agent acting with the consent of the Required Banks and any provision of this Agreement may be waived by the Required Banks or by the Agent acting with the consent of the Required Banks;
provided that no amendment, modification or waiver shall, unless by an instrument signed by all of the Banks or by the Agent acting with the consent of all of the Banks: (a) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of the Commitments, (b) extend the date fixed for the payment of principal of or interest on any Loan or any fee payable hereunder, (c) reduce the amount of any payment of principal thereof or the rate at which interest is payable thereon or any fee payable hereunder,
(d) alter the terms of this Section 11.01, (e) amend the definition of the term "Required Banks" or (f) waive any of the documentary conditions precedent set forth in Section 4.01 hereof and provided, further, that any amendment of
Article 10 hereof or any amendment which increases the obligations of the Agent hereunder shall require the consent of the Agent. No failure on the part of the Agent or any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     Section 11.02. Usury. Anything herein to the contrary notwithstanding, the obligations of the Borrower under this Agreement and the Notes shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to a Bank limiting rates of interest which may be charged or collected by such Bank.

     Section 11.03. Expenses and Indemnification. The Borrower shall reimburse the Agent and the Banks on demand for all costs, expenses, and charges (including, without limitation, fees and charges of external legal counsel for the Agent and each Bank and costs allocated by their respective internal legal departments) incurred by the Agent or the Banks in connection with the enforcement of this Agreement or the Notes by reason of any Event of Default or any event which, after the giving of notice or passage of time, or both, would constitute an Event of Default. The Borrower agrees to indemnify and hold harmless the Agent and each Bank from and against any and all claims, damages, liabilities and expenses (including, without limitation, fees and disbursements of counsel) (each an "Indemnified Liability") which may be incurred by or asserted against the Agent or such Bank in connection with or arising out of any threatened or actual litigation, or proceeding related to any acquisition or proposed acquisition by the Borrower, or by any Subsidiary, of all or any portion of the stock of substantially all the assets of any Person whether or not the Agent or such Bank is a party thereto. The Borrower agrees that any Indemnified Liability will be promptly paid to the Person to be indemnified upon the written demand of such Person.

     Section 11.04. Survival. The obligations of the Borrower under Sections 3.01, 3.05 and 11.03 shall survive the repayment of the Loans and the termination of the Commitments.

     Section 11.05. Assignment; Participations.

     (a) This Agreement shall be binding upon, and shall inure to the benefit of, the Borrower, the Agent, the Banks and their respective successors and assigns, except that the Borrower may not assign or transfer its rights or obligations hereunder.

     (b) Each Bank may, with the consent of the Agent and the Borrower (which consent will not be unreasonably withheld or delayed) assign all or any part of its Commitments, its Note or Loans to another bank or other Person provided, however, that (i) no such consent by the Borrower or the Agent shall be required in the case of any assignment to another Bank; and (ii) any such partial assignment shall be made in an amount of at least $5,000,000.00. Upon execution and delivery by the assignee to the Borrower and the Agent of an instrument in writing pursuant to which such assignee agrees to become a "Bank" hereunder (if not already a Bank) having the Commitment and Loan specified in such instrument, and upon consent thereto by the Borrower and the Agent, to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of the Borrower and the Agent), the obligations, rights and benefits of a Bank hereunder holding the Commitment and Loans (or portions thereof) assigned to it (in addition to the Commitment and Loans, if any, theretofore held by such Assignee) and the assigning Bank shall, to the extent of assignment, be released from the Commitment (or portion thereof) so assigned. Upon each such assignment the assignee shall pay the Agent an assignment fee of $3,500.00.

     (c) A Bank may sell or agree to sell to one or more banks or other Persons a participation in all or any part of any Loans held by it, or in its Commitment, in which event each purchaser of a participation (a "Participant") shall not, except as otherwise provided in Section 10.17 hereof, have any rights or benefits under this Agreement or any Note (the participant's rights against such Bank in respect of such participation to be those set forth in the agreements executed by such Bank in favor of the Participant). All amounts payable by the Borrower to any Bank under Article 2 hereof in respect of Loans held by it and its Commitment, shall be determined as if such Bank had not sold or agreed to sell any participations in such Loan and Commitment, and as if such Bank were funding each of such Loan and Commitment in the same way that it is funding the portion of such Loan and Commitment in which no participations have been sold. The agreement executed by such Bank in favor of the Participant shall not give the Participant the right to require such Bank to take or omit to take any action hereunder except action directly relating to (i) the extension of the Maturity Date, (ii) the extension of a payment date with respect to any fees payable hereunder or any portion of the principal of or interest on any amount outstanding hereunder allocated to such participant, (iii) the reduction of the principal amount outstanding hereunder, or (iv) the reduction of the rate of interest payable on such amount or any amount of fees payable hereunder to a rate or amount, as the case may be, below that which the Participant is entitled to receive under its agreement with such Bank.

     (d) In addition to the assignments and participations permitted under paragraphs (b) and (c) above, any Bank may assign and pledge all or any portion of its Loan and Note to (i) any affiliate of such Bank, or (ii) any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Bank from its obligations hereunder.

     (e) A Bank may furnish any information concerning the Borrower or any of its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants), provided that such Bank shall require any assignee or participant (prospective or otherwise) to agree in writing to maintain the confidentiality of such information.

     Section 11.06. Notices. All notices, requests and other communications provided for herein (including, and not by way of limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including and not by way of limitation by telecopy), or, with respect to notices given pursuant to Section 2.04 hereof, by telephone confirmed in writing by telecopier or other writing by the close of business on the day notice is given, delivered (or telephoned, as the case may be) to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof); or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, (a) notices shall be given to the Agent by telephone, confirmed by telecopy or other writing by the close of business on the day notice is given, and (b) notices to the Banks and to the Borrower by telecopy, commercial overnight courier service, or ordinary mail, or addressed to such party at its address on the signature page of this Agreement. Notices shall be effective: (i) if given by mail, three (3) days after deposit in the mails with first class postage prepaid, addressed as aforesaid; and (ii) in all other cases when delivered or received. Provided, however, that notices to the Agent and the Banks shall be effective upon receipt.

     Section 11.07. Setoff. The Borrower agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of the Borrower at any of such Bank's offices, in Dollars or in any other currency, against any amount payable by the Borrower to such Bank under this Agreement or such Bank's Note which is not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower and the Agent thereof; provided that such Bank's failure to give such notice shall not affect the validity thereof. Payments by the Borrower hereunder shall be made without setoff or counterclaim.

     SECTION 11.08. JURISDICTION; IMMUNITIES. (a) THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK COUNTY OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE NOTES, AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO THE BORROWER AT ITS ADDRESS SPECIFIED IN SECTION 11.06. THE BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THE BORROWER FURTHER WAIVES ANY OBJECTION TO VENUE IN SUCH STATE AND ANY OBJECTION TO AN ACTION OR PROCEEDING IN SUCH STATE ON THE BASIS OF FORUM NON CONVENIENS. THE BORROWER FURTHER AGREES THAT ANY ACTION OR PROCEEDING BROUGHT AGAINST THE AGENT SHALL BE BROUGHT ONLY IN NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK COUNTY. THE BORROWER WAIVES ANY RIGHT IT MAY HAVE TO JURY TRIAL.

     (b) Nothing in this Section 11.08 shall affect the right of the Agent or any Bank to serve legal process in any other manner permitted by law or affect the right of the Agent or any Bank to bring any action or proceeding against the Borrower or its property in the courts of any other jurisdictions.

     (c) To the extent that the Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Borrower hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the Notes.

     Section 11.09. Table of Contents; Headings. Any table of contents and the headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Agreement.

     Section 11.10. Severability. The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

     Section 11.11. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

     Section 11.12. Integration. The Facility Documents set forth the entire agreement among the parties hereto relating to the transactions contemplated thereby and supersede any prior oral or written statements or agreements with respect to such transactions.

     SECTION 11.13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT EXCLUDING ALL OTHER CONFLICT-OF-LAW RULES.

     Section 11.14. Confidentiality. Each Bank and the Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower pursuant to this Agreement which is identified by the Borrower as being confidential at the time the same is delivered to the Banks or the Agent, provided that nothing herein shall limit the disclosure of any such information (a) to the extent required by statute, rule, regulation or judicial process, (b) to counsel for any of the Banks or the Agent, (c) to bank examiners, auditors or accountants, (d) in connection with any litigation to which any one or more of the Banks is a party, (e) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Bank a Confidentiality Agreement in substantially the form of Exhibit D hereto; or (f) to the extent such information becomes publicly available other than as a result of disclosure by a Bank; and provided further that in no event shall any Bank or the Agent be obligated or required to return any materials furnished by the Borrower.

     Section 11.15. Treatment of Certain Information. The Borrower (a) acknowledges that services may be offered or provided to it (in connection with this Agreement or otherwise) by each Bank or by one or more of their respective subsidiaries or affiliates and (b) acknowledges that any information delivered to each Bank or its subsidiaries or affiliates regarding the Borrower may be shared among such Bank and such subsidiaries and affiliates. This Section 11.15 shall survive the repayment of the Loans and the termination of the Commitments.

     Section 11.16. Currency. This is an international loan transaction in which the specification of Dollars or an Alternative Currency, as the case may be (the "Specified Currency"), any payment in the State of New York or the country of the Specified Currency, as the case may be (the "Specified Place"), is of the essence, and the Specified Currency shall be the Currency of account in all events relating to the Loans denominated in the Specified Currency. The payment obligations of the Borrower under this Agreement and the Notes shall not be discharged by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to Specified Currency and transferred to the Specified Place of payment under normal banking procedures does not yield the amount of the Specified Currency at the Specified Place due hereunder. If for the purpose of obtaining a judgment in any court it is necessary to convert a sum due hereunder in the Specified Currency into another Currency (the "Second Currency"), the rate of exchange which shall be applied shall be that at which in accordance with the normal banking procedures the Agent could purchase Dollars with the Second Currency on the Business Day next preceding that on which such judgment is rendered. The obligation of the Borrower in respect of any sum due from it to the Agent or any Bank hereunder (an "Entitled Person") shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder or under the Notes in the Second Currency, such Entitled Person may in accordance with normal banking procedures purchase and transfer to the Specified Place, the Specified Currency with the amount of the Second Currency so adjudged to be due; and the Borrower hereby, as a separate obligation and notwithstanding any judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand in Dollars, any difference between the sum originally due to such Entitled Person in Specified Currency in the amount of Specified Currency so purchase and transferred.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                             HARDINGE INC.


                             By: /s/ Robert E. Agan
                                 -------------------------
                                 Robert E. Agan, Chairman of the Board and
                                 Chief Executive Officer


                             Address for Notices:

                             One Hardinge Drive
                             Elmira, New York 14902
                             Attention:  Treasurer

                             Telephone No.:  (607) 734-2281
                             Telecopier No.: (607) 734-5517

                             AGENT:

                             THE CHASE MANHATTAN BANK




                             By: /s/ Christine M. McLeod
                                 ------------------------
                                 Christine M. McLeod, Vice President

                             Address for Notices:

                             1 Chase Manhattan Plaza
                             8th Floor
                             New York, New York  10081
                             Attention: Sandra J. Miklave, Vice President

                             Telephone No.: (212) 552-7953
                             Telecopier No.:(212) 552-5658

                             BANKS:

                             THE CHASE MANHATTAN BANK



                             By: /s/ Christine M. McLeod
                                -------------------------
                                Christine M. McLeod, Vice President

                             Lending Offices:

                             1975 Lake Street
                             Elmira, New York 14901
                             Attention: Christine M. McLeod, Vice President

                             Telephone No.:  (607) 734-4227
                             Telecopier No.: (607) 734-7645

                             Address for Notices:

                             1975 Lake Street
                             Elmira, New York 14901
                             Attention: Christine M. McLeod, Vice President

                             Telephone No.:  (607) 734-4227
                             Telecopier No.: (607) 734-7645

                             FLEET BANK



                             By: /s/ Jon M. Fogle
                                 ------------------------
                                 Jon M. Fogle, Assistant Vice President


                             Lending Offices:

                             One East Avenue
                             10th Floor
                             Rochester, New York  14638
                             Attention: Jon M. Fogle, Assistant Vice President

                             Telephone No.: (716) 546-9267
                             Telecopier No.:(716) 546-9278


                             Address for Notices:

                             One East Avenue
                             10th Floor
                             Rochester, New York  14638
                             Attention: Jon M. Fogle, Assistant Vice President

                             Telephone No.: (716) 546-9267
                             Telecopier No.:(716) 546-9278

                             MANUFACTURERS AND TRADERS TRUST COMPANY



                             By: /s/ Robert W. Smith III
                                 ------------------------
                                 Robert W. Smith III
                                 Administrative Vice President


                             Lending Offices:

                             35-41 Washington Avenue
                             Endicott, New York  13760
                             Attention:  Robert W. Smith III
                                         Administrative Vice President

                             Telephone No.: (607) 786-4792
                             Telecopier No.:(607) 786-4765


                             Address for Notices:

                             35-41 Washington Avenue
                             Endicott, New York  13760
                             Attention:  Robert W. Smith III
                                         Administrative Vice President

                             Telephone No.: (607) 786-4792
                             Telecopier No.:(607) 786-4765

                                    EXHIBIT A

                                 [Form of Note]

                                 PROMISSORY NOTE


$________________                                         _______________, 19__
                                                             New York, New York

    HARDINGE INC. (the "Borrower"), a corporation organized under the laws of New York, for value received, hereby promises to pay to the order of (the "Bank") at the principal office of The Chase Manhattan Bank at 1 Chase Manhattan Plaza, New York, New York 10081 or at such other place as required by the Credit Agreement referred to below, for the account of the appropriate Lending Office of the Bank, the principal amount of $__________________ in lawful money of the United States of America and in immediately available funds, on the date(s) and in the manner provided in the Credit Agreement referred to below. The Borrower also promises to pay interest on the unpaid principal balance of the Loan in like money, for the period such balance is outstanding, at said principal office for the account of said Lending Office, at the rates of interest as provided in the Credit Agreement, on the dates and in the manner provided in said Credit Agreement.

         The date and amount of the Loan made by the Bank to the Borrower under the Credit Agreement referred below, interest rate, Currency Interest Period, maturity date and each payment of principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note (or, at the discretion of the Bank, at any other time), endorsed by the Bank on the schedule attached hereto or any continuation thereof; provided, however, the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower to make payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Loans made by the Bank.

         This is one of the Notes referred to in that certain Credit Agreement (as amended from time to time the "Credit Agreement") dated as of August 1, 1997 among the Borrower, the Banks named therein (including the Bank) and the Agent and evidences the Loan made by the Bank thereunder. All terms not defined herein shall have the meanings given to them in the Credit Agreement.

         The Credit Agreement provides for the acceleration of the maturity of principal upon the occurrence of certain Events of Default and for prepayments on the terms and conditions specified therein.

         The Borrower waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Note. The Borrower waives to the full extent permitted by applicable law the right to trial by jury in any legal proceeding arising out of or relating to this Note.

         This Note shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York, including Section 5-1401 of the New York General Obligations Law (or any similar successor provision thereto) but excluding all other conflict-of-law rules.


                                            HARDINGE INC.




                                            By
                                              --------------------
                                              Name:
                                              Title:

                                SCHEDULE TO NOTE

         Amount &              Duration
         Currency   Interest   of Interest   Amount of   Balance       Notation
Date     of Loan    Rate       Period        Payment     Outstanding   By

                                    EXHIBIT B

                         [Form of Authorization Letter]
                                                        _________________, 19__


The Chase Manhattan Bank
1 Chase Manhattan Plaza 8th Floor
New York, New York  10081
Attn:


        Re:       Credit  Agreement  dated as of August 1, 1997 (the  "Credit
Agreement") among Hardinge Inc. the Banks named therein, and The Chase Manhattan Bank as Agent for said Banks


Ladies and Gentlemen:

                  In connection with the captioned Credit Agreement, we hereby designate any one of the following persons to give to you instructions, including notices required pursuant to the Agreement, orally or by telephone or teleprocess:

                                    NAME (Typewritten)
                                    ===============================
                                    ===============================


                  Instructions may be honored on the oral, telephonic or teleprocess instructions of anyone purporting to be any one of the above designated persons even if the instructions are for the benefit of the person delivering them. We will furnish you with confirmation of each such instruction in writing signed by any person designated above (including any telecopy which appears to bear the signature of any person designated above) on the same day that the instruction is provided to you but your responsibility with respect to any instruction shall not be affected by your failure to receive such confirmation or by its contents.

                  You shall be fully protected in, and shall incur no liability to us for, acting upon any instructions which you in good faith believe to have been given by any person designated above, and in no event shall you be liable for special, consequential or punitive damages. In addition, we agree to hold you and your agents harmless from any and all liability, loss and expense arising directly or indirectly out of instructions that we provide to you in connection with the Credit Agreement except for liability, loss or expense occasioned by the gross negligence or willful misconduct of you or your agents.

                  Upon notice to us, you may, at your option, refuse to execute any instruction, or part thereof, without incurring any responsibility for any loss, liability or expense arising out of such refusal if you in good faith believe that the person delivering the instruction is not one of the persons designated above or if the instruction is not accompanied by an authentication method that we have agreed to in writing.

                  We will promptly notify you in writing of any change in the persons designated above and, until you have actually received such written notice and have had a reasonable opportunity to act upon it, you are authorized to act upon instructions, even though the person delivering them may no longer be authorized.



                                  Very truly yours,

                                  HARDINGE INC.



                                  By
                                    ----------------------
                                  Name:
                                  Title:

                                    EXHIBIT C

                     [Letterhead of counsel to the Borrower]


                                 [Closing Date]





The Chase Manhattan Bank
270 Park Avenue
New York, New York 10017

[other Banks]

Ladies and Gentlemen:

                  We have acted as counsel to Hardinge Inc. (the "Borrower") in connection with the execution and delivery of that certain Credit Agreement (the "Credit Agreement") dated as of August 1, 1997 among the Borrower, the Banks signatory thereto and The Chase Manhattan Bank as Agent. Except as otherwise defined herein, all terms used herein and defined in the Credit Agreement or any agreement delivered thereunder shall have the meanings assigned to them therein.

                  In connection with the preparation of this Opinion, we have examined originals or counterparts, executed on behalf of the Borrower, of the Facility Documents and the exhibits attached thereto in originals or copies, certified to our satisfaction, of such records, certificates and documents as we deemed relevant and necessary as a basis for rendering this Opinion.

                  Based upon the foregoing, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

                  1. The Borrower and to the best of our knowledge, each of its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all power and authority to carry on its business as presently being conducted and to own its properties, and is duly licensed or qualified and in good standing as a foreign corporation in each other jurisdiction in which its properties are located or in which failure to qualify would materially and adversely affect either the conduct or its business or the enforceability of contractual rights of the Borrower.

                  2. The execution, delivery and performance by the Borrower of the Facility Documents to which it is a party have been duly authorized by all necessary corporate action and do not and will not: (a) require any consent or approval of its stockholders; (b) contravene its charter or by-laws; (c) contravene any law or to the best of our knowledge contractual restriction or provision binding on or affecting the Borrower.

                  3. No authorization or approval or other action by, and no notice to or filing with any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of the Facility Documents.

                  4. The Credit Agreement is, and the other Facility Documents when executed thereunder will be, legal, valid and binding obligations enforceable in accordance with their respective terms, except that (a) the availability of equitable remedies may be limited by principals of equity, and
(b) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of the rights of creditors generally.

                  5. Each Facility Document to which the Borrower is a party is, or when delivered under the Credit Agreement will be, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

                  6. There is no pending, or to our knowledge threatened actions, suits or proceedings against or affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, which may, in any one case or in the aggregate, materially adversely affect the financial condition or operations of the Borrower or of any such Subsidiary, or the ability of the Borrower to perform its obligations under the Facility Documents to which it is a party.



                                                Very truly yours,

                                    EXHIBIT D

                            CONFIDENTIALITY AGREEMENT


                                                                [Date]


[Insert Name and
Address of Prospective
Participant or Assignee]

                  Re: Credit Agreement dated as of August 1, 1997 between Hardinge Inc., the Banks party thereto, and The Chase Manhattan Bank as Agent.

Dear ________________

                  As a Bank, party to the above-referenced Credit Agreement (the "Credit Agreement"), we have agreed with Hardinge Inc. (the "Borrower") pursuant to Section 11.14 of the Credit Agreement to use reasonable precautions to keep confidential, except as otherwise provided therein, all non-public information identified by the Borrower as being confidential at the time the same is delivered to us pursuant to the Credit Agreement.

                  As provided in said Section 11.14, we are permitted to provide you, as a prospective [holder of a participation in the Loans (as defined in the Credit Agreement)] [assignee Bank], with certain of such non-public information subject to the execution and delivery by you, prior to receiving such non-public information, of a Confidentiality Agreement in this form. Such information will not be made available to you until your execution and return to us of this Confidentiality Agreement.

                  Accordingly, in consideration of the foregoing, you agree (on behalf of yourself and each of your affiliates, directors, officers, employees and representatives) that (A) such information will not be used by you except in connection with the proposed [participation] [assignment] mentioned above and
(B) you shall use reasonable precautions, in accordance with your customary procedures for handling confidential information and in accordance with safe and sound banking practices, to keep such information confidential, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to your counsel or to counsel for any of the Banks or the Agent, (iii) to bank examiners, auditors or accountants, (iv) in connection with any litigation to which you or any one or more of the Banks is a party; or (v) to the extent such information becomes publicly available other than as a result of disclosure other than as a result of disclosure by a Bank. Provided further, that, unless specifically prohibited by applicable law or court order, you agree, prior to disclosure thereof, to notify the Borrower of any request for disclosure of any such non-public information (x) by any governmental agency or representative thereof (other than any such request in connection with an examination of your financial condition by such governmental agency) or (y) pursuant to legal process; and provided finally that in no event shall you be obligated to return any materials furnished to you pursuant to this Confidentiality Agreement.

                  Would you please indicate your agreement to the foregoing by signing at the place provided below the enclosed copy of this Confidentiality Agreement.

                                               Very truly yours,

                                               [Insert Name of Bank]



                                               By: ________________________



The foregoing is agreed to
as of the date of this letter.


[Insert name of prospective
participant or assignee]


By: ___________________________

                                   SCHEDULE I

                            Subsidiaries of Borrower


                                            Jurisdiction           Percentage
Name and Address                            of Incorporation       of Ownership

Hardinge Credit Co., Inc.
One Hardinge Drive
Elmira, New York  14902                     New York               100%

Hardinge Technologies Systems, Inc.
One Hardinge Drive
Elmira, New York  14902                     New York               100%

Morrison Machine Products, Inc.
One Hardinge Drive
Elmira, New York  14902                     New York               100%

Canadian Hardinge Machine Tools, Ltd.
Toronto, Canada                             Canada                 100%

Hardinge Machine Tools, Ltd.
Exeter, England                             United Kingdom         100%

Hardinge Brothers GmbH                      Federal Republic
Krefield, West Germany                      of Germany             100%

L. Kellenberger & Co., A.G.
St. Gallen, Switzerland                     Switzerland            100%

Kellenberger, Inc.
Elmsford, New York                          New York               100%

Hansvedt Industries, Inc.
Urbana, Illinois                            Illinois               100%

Hardinge, Shanghai Company
China Limited
Shanghai, China                             Republic of China      100%

                                   SCHEDULE II

                               Hazardous Materials


         In December, 1992, Hardinge removed an underground waste oil tank at its College Avenue facility. Environmental sampling following the removal of the tank disclosed the presence of hydrocarbon contamination in surrounding soils. An environmental consultant retained by Hardinge prepared a site assessment and an action plan for on-site remediation which were adopted and approved by the New York State Department of Environmental Conservation. Installation of the remediation facility was completed during 1996. Operation of the system is expected to continue for several years.

                                  SCHEDULE III

                            Partnerships of Borrower


Egret Aviation Co.             Ownership of airplane with three other companies.
Box 228
Elmira, New York  14902

                                 PROMISSORY NOTE


$20,000,000.00                                                    August 1, 1997
                                                              New York, New York

     HARDINGE INC. (the "Borrower"), a corporation organized under the laws of New York, for value received, hereby promises to pay to the order of THE CHASE MANHATTAN BANK (the "Bank") at the principal office of The Chase Manhattan Bank at 1 Chase Manhattan Plaza, New York, New York 10081 or at such other place as required by the Credit Agreement referred to below, for the account of the appropriate Lending Office of the Bank, the principal amount of Twenty Million Dollars ($20,000,000.00) in lawful money of the United States of America and in immediately available funds, on the date(s) and in the manner provided in the Credit Agreement referred to below. The Borrower also promises to pay interest on the unpaid principal balance of the Loan in like money, for the period such balance is outstanding, at said principal office for the account of said Lending Office, at the rates of interest as provided in the Credit Agreement, on the dates and in the manner provided in said Credit Agreement.

         The date and amount of the Loan made by the Bank to the Borrower under the Credit Agreement referred below, interest rate, Currency Interest Period, maturity date and each payment of principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note (or, at the discretion of the Bank, at any other time), endorsed by the Bank on the schedule attached hereto or any continuation thereof; provided, however, the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower to make payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Loans made by the Bank.

         This is one of the Notes referred to in that certain Credit Agreement (as amended from time to time the "Credit Agreement") dated as of August 1, 1997 among the Borrower, the Banks named therein (including the Bank) and the Agent and evidences the Loan made by the Bank thereunder. All terms not defined herein shall have the meanings given to them in the Credit Agreement.

         The Credit Agreement provides for the acceleration of the maturity of principal upon the occurrence of certain Events of Default and for prepayments on the terms and conditions specified therein.

         The Borrower waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Note. The Borrower waives to the full extent permitted by applicable law the right to trial by jury in any legal proceeding arising out of or relating to this Note.

         This Note shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York, including Section 5-1401 of the New York General Obligations Law (or any similar successor provision thereto) but excluding all other conflict-of-law rules.


                                            HARDINGE INC.




                                            By
                                              /s/ Robert E. Agan
                                              --------------------
                                              Robert E. Agan, Chairman of the
                                              Board and Chief Executive Officer

                                SCHEDULE TO NOTE

         Amount &              Duration
         Currency   Interest   of Interest   Amount of   Balance       Notation
Date     of Loan    Rate       Period        Payment     Outstanding   By

                                 PROMISSORY NOTE


$20,000,000.00                                                    August 1, 1997
                                                              New York, New York

     HARDINGE INC. (the "Borrower"), a corporation organized under the laws of New York, for value received, hereby promises to pay to the order of FLEET BANK (the "Bank") at the principal office of The Chase Manhattan Bank at 1 Chase Manhattan Plaza, New York, New York 10081 or at such other place as required by the Credit Agreement referred to below, for the account of the appropriate Lending Office of the Bank, the principal amount of Twenty Million Dollars ($20,000,000.00) in lawful money of the United States of America and in immediately available funds, on the date(s) and in the manner provided in the Credit Agreement referred to below. The Borrower also promises to pay interest on the unpaid principal balance of the Loan in like money, for the period such balance is outstanding, at said principal office for the account of said Lending Office, at the rates of interest as provided in the Credit Agreement, on the dates and in the manner provided in said Credit Agreement.

         The date and amount of the Loan made by the Bank to the Borrower under the Credit Agreement referred below, interest rate, Currency Interest Period, maturity date and each payment of principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note (or, at the discretion of the Bank, at any other time), endorsed by the Bank on the schedule attached hereto or any continuation thereof; provided, however, the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower to make payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Loans made by the Bank.

         This is one of the Notes referred to in that certain Credit Agreement (as amended from time to time the "Credit Agreement") dated as of August 1, 1997 among the Borrower, the Banks named therein (including the Bank) and the Agent and evidences the Loan made by the Bank thereunder. All terms not defined herein shall have the meanings given to them in the Credit Agreement.

         The Credit Agreement provides for the acceleration of the maturity of principal upon the occurrence of certain Events of Default and for prepayments on the terms and conditions specified therein.

         The Borrower waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Note. The Borrower waives to the full extent permitted by applicable law the right to trial by jury in any legal proceeding arising out of or relating to this Note.

         This Note shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York, including Section 5-1401 of the New York General Obligations Law (or any similar successor provision thereto) but excluding all other conflict-of-law rules.


                                            HARDINGE INC.




                                            By
                                              /s/ Robert E. Agan
                                              --------------------
                                              Robert E. Agan, Chairman of the
                                              Board and Chief Executive Officer

                                SCHEDULE TO NOTE

         Amount &              Duration
         Currency   Interest   of Interest   Amount of   Balance       Notation
Date     of Loan    Rate       Period        Payment     Outstanding   By

                                 PROMISSORY NOTE


$10,000,000.00                                                    August 1, 1997
                                                              New York, New York

     HARDINGE INC. (the "Borrower"), a corporation organized under the laws of New York, for value received, hereby promises to pay to the order of MANUFACTURERS AND TRADERS TRUST COMPANY (the "Bank") at the principal office of The Chase Manhattan Bank at 1 Chase Manhattan Plaza, New York, New York 10081 or at such other place as required by the Credit Agreement referred to below, for the account of the appropriate Lending Office of the Bank, the principal amount of Ten Million Dollars ($10,000,000.00) in lawful money of the United States of America and in immediately available funds, on the date(s) and in the manner provided in the Credit Agreement referred to below. The Borrower also promises to pay interest on the unpaid principal balance of the Loan in like money, for the period such balance is outstanding, at said principal office for the account of said Lending Office, at the rates of interest as provided in the Credit Agreement, on the dates and in the manner provided in said Credit Agreement.

         The date and amount of the Loan made by the Bank to the Borrower under the Credit Agreement referred below, interest rate, Currency Interest Period, maturity date and each payment of principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note (or, at the discretion of the Bank, at any other time), endorsed by the Bank on the schedule attached hereto or any continuation thereof; provided, however, the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower to make payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Loans made by the Bank.

         This is one of the Notes referred to in that certain Credit Agreement (as amended from time to time the "Credit Agreement") dated as of August 1, 1997 among the Borrower, the Banks named therein (including the Bank) and the Agent and evidences the Loan made by the Bank thereunder. All terms not defined herein shall have the meanings given to them in the Credit Agreement.

         The Credit Agreement provides for the acceleration of the maturity of principal upon the occurrence of certain Events of Default and for prepayments on the terms and conditions specified therein.

         The Borrower waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Note. The Borrower waives to the full extent permitted by applicable law the right to trial by jury in any legal proceeding arising out of or relating to this Note.

         This Note shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York, including Section 5-1401 of the New York General Obligations Law (or any similar successor provision thereto) but excluding all other conflict-of-law rules.


                                            HARDINGE INC.




                                            By
                                              /s/ Robert E. Agan
                                              --------------------
                                              Robert E. Agan, Chairman of the
                                              Board and Chief Executive Officer

                                SCHEDULE TO NOTE


         Amount &              Duration
         Currency   Interest   of Interest   Amount of   Balance       Notation
Date     of Loan    Rate       Period        Payment     Outstanding   By

[Hardinge Logo]
From the Office of
Robert E. Agan

                                                                  July 31, 1997

     Re: Credit Agreement dated as of August 1, 1997 (the "Credit Agreement") among Hardinge Inc. the Banks named therein, and The Chase Manhattan Bank as Agent for said Banks


The Chase Manhattan Bank
1 Chase Manhattan Plaza 8th Floor
New York, New York  10081

Attn: Ms. Sandra J. Miklave, Vice President


Ladies and Gentlemen:

                  In connection with the captioned Credit Agreement, we hereby designate any one of the following persons to give to you instructions, including notices required pursuant to the Agreement, orally or by telephone or teleprocess:

                                    Robert E. Agan
                                    J. Allan Krul
                                    Malcolm L. Gibson
                                    Richard L. Simons
                                    Thomas T. Connelly
                                    Ann Kuntz
                                    Elizabeth Tranter

                  Instructions may be honored on the oral, telephonic or teleprocess instructions of anyone purporting to be any one of the above designated persons even if the instructions are for the benefit of the person delivering them. We will furnish you with confirmation of each such instruction in writing signed by any person designated above (including any telecopy which appears to bear the signature of any person designated above) on the same day that the instruction is provided to you but your responsibility with respect to any instruction shall not be affected by your failure to receive such confirmation or by its contents.

                  You shall be fully protected in, and shall incur no liability to us for, acting upon any instructions which you in good faith believe to have been given by any person designated above, and in no event shall you be liable for special, consequential or punitive damages. In addition, we agree to hold you and your agents harmless from any and all liability, loss and expense arising directly or indirectly out of instructions that we provide to you in connection with the Credit Agreement except for liability, loss or expense occasioned by the gross negligence or willful misconduct of you or your agents.

                  Upon notice to us, you may, at your option, refuse to execute any instruction, or part thereof, without incurring any responsibility for any loss, liability or expense arising out of such refusal if you in good faith believe that the person delivering the instruction is not one of the persons designated above or if the instruction is not accompanied by an authentication method that we have agreed to in writing.

                  We will promptly notify you in writing of any change in the persons designated above and, until you have actually received such written notice and have had a reasonable opportunity to act upon it, you are authorized to act upon instructions, even though the person delivering them may no longer be authorized.



                                  Very truly yours,

                                  HARDINGE INC.



                                  By /s/ Robert E. Agan
                                    ----------------------
                                  Name:  Robert E. Agan
                                  Title: Chairman of the Board and
                                           Chief Executive Officer

                                  HARDINGE INC.

                              Certified Resolution.

                  THIS IS TO CERTIFY that I, J. Philip Hunter, am the duly

elected and acting Secretary of Hardinge Inc., a New York corporation with offices at One Hardinge Drive, P.O. Box 1507, Elmira, New York; that the following resolution was duly adopted by the Board of Directors of said corporation at a meeting held on July 22, 1997 by unanimous vote after due deliberation and has not been amended or revoked to the date hereof:

          RESOLVED that this Corporation borrow severally from The Chase Manhattan Bank, Fleet Bank and Manufacturers and Traders Trust Company (the "Banks")from time to time on a revolving credit basis and otherwise an aggregate amount not to exceed at any time outstanding $50,000,000 under and pursuant to a Commitment Letter from The Chase Manhattan dated June 30, 1997, copy of which Commitment Letter shall be filed with the records of this meeting, and pursuant further to a proposed Credit Agreement (the "Credit Agreement") in the form and substance as presented to this meeting, as same may be modified as described below, and a copy of which shall be filed with the records of this meeting, and be it further

               RESOLVED that the form, terms and provisions of:

                    (a) said proposed Credit Agreement among this Corporation and The Chase Manhattan Bank, as Agent for the Banks, and the Banks providing , among other things, for the making by the Banks, severally, to this Corporation from time to time of advances (the "Advances") in an aggregate amount not to exceed at any time outstanding $50,000,000 upon the terms and conditions therein set forth, as contemplated by the next preceding resolution and for the payment by this Corporation of the commitment fee and other fees, costs and expenses as therein provided; and

                    (b) promissory notes (the "Notes") to be issued by this Corporation to the Banks pursuant to the terms and conditions of said proposed Credit Agreement evidencing the indebtedness of this Corporation to such Bank resulting from each of the Advances made by such Bank to this Corporation and providing, among other things, for the repayment of such Advances, and payment of interest thereon, as set forth above with respect thereto;

be, and the same hereby are, in all respects approved, and that the Chairman of the Board and Chief Executive Officer, President and Chief Operating Officer, Executive Vice President and Chief Financial Officer, Vice President - Finance, or Treasurer of this Corporation be, and each of them hereby is, authorized, in the name and on behalf of this Corporation, to execute and deliver said Credit Agreement with The Chase Manhattan Bank said Notes, each in the form or substantially in the form thereof as above described, with such additional changes, additions and modifications thereto as the officer of this Corporation executing the same shall approve, such approval to be conclusively evidenced by his execution and delivery thereof; and be it further

          RESOLVED that said Credit Agreement with The Chase Manhattan Bank, as the same is or may be amended or changed as above provided, together with a copy of the Notes, be filed by the Secretary of this Corporation with the minutes of the meetings of the Board of Directors of this Corporation; and be it further

          RESOLVED that the Chairman of the Board and Chief Executive Officer, President and Chief Operating Officer, Executive Vice President and Chief Financial Officer, Vice President - Finance, Treasurer, the Secretary and Assistant Secretary of this Corporation be, and each of them hereby is, authorized and empowered (any one of them acting alone) to do or cause to be done all such acts or things and to sign and deliver, or cause to be signed and delivered, all such documents, instruments and certificates (including, without limitation, all notices and certificates required or permitted to be given or made under the terms of the Credit Agreement), in the name and on behalf of this Corporation or otherwise, as such officer of this Corporation may deem necessary advisable or appropriate to effectuate or carry out the purposes and intent of the foregoing resolutions and to perform the obligations of this Corporation under the agreements and instruments referred to therein.

                   IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Corporation this 31st day of July, 1997.

                                                          /s/ J. Philip Hunter
                                                          -------------------
                                                          J. Philip Hunter
                                                          Secretary

  (SEAL)

                                 HARDINGE INC.

                   I, J. Philip Hunter, do hereby certify that I am the duly elected and acting Secretary of Hardinge Inc., and that the following named persons have been duly elected to the offices set forth opposite their respective names and are now serving and acting as such officers and that the signature opposite their respective names is the specimen signature of each such person.

Robert E. Agan      Chairman of the Board
                    Chief Executive Officer        /s/ Robert E. Agan
                                                   ------------------

J. Allan Krul       President
                    Chief Operating Officer        /s/ J. Allan Krul
                                                   ------------------

Malcolm L. Gibson   Executive Vice President,
                    Chief Financial Officer and
                    Assistant Secretary            /s/ Malcolm L. Gibson
                                                   ---------------------

Richard L. Simons   Vice President, Finance        /s/ Richard L. Simons
                                                   ---------------------

Thomas T. Connelly  Treasurer                      /s/ Thomas T. Connelly
                                                   ----------------------

J. Philip Hunter    Secretary                      /s/ J. Philip Hunter
                                                   --------------------


                   IN WITNESS WHEREOF, I have hereunto set my hand and the seal of Hardinge Inc. this 31st day of July, 1997.



                                                   /s/ J. Philip Hunter
                                                   --------------------
                                                       J.PHILIP HUNTER

  (SEAL)

                                  HARDINGE INC.

                              OFFICER'S CERTIFICATE

                   The undersigned, being the duly elected Chairman of the Board and Chief Executive Officer of Hardinge Inc., a corporation duly organized and existing under the laws of the State of New York (the "Company") does hereby certify pursuant to Section 4.01 of the Credit Agreement between the Company, the Bank's signatory thereto and The Chase Manhattan Bank as Agent, dated as of August 1, 1997 (the "Credit Agreement") that the representations and warranties contained in Article 5 of the Credit Agreement are true and correct on the date hereof as though made on this date and that no event has occurred and is continuing which constitutes a Default, or Event of Default, as defined under the Credit Agreement.

                   IN WITNESS WHEREOF, this Certificate has been duly executed this 31st day of July, 1997.


                                                     /s/ Robert E. Agan
                                                     ---------------------
                                                     Robert E. Agan

Letterhead of Sayles, Evans, Brayton, Palmer & Tifft]


                                                                 July 31, 1997


The Chase Manhattan Bank
270 Park Avenue
New York, New York 10017

Fleet Bank
One East Avenue
10th Floor
Rochester, NY  14638

Manufacturers and Traders Trust Company
35-41 Washington Avenue
Endicott, NY  13760


Ladies and Gentlemen:

                  We have acted as counsel to Hardinge Inc. (the "Borrower") in connection with the execution and delivery of that certain Credit Agreement (the "Credit Agreement") dated as of August 1, 1997 among the Borrower, the Banks signatory thereto and The Chase Manhattan Bank as Agent. Except as otherwise defined herein, all terms used herein and defined in the Credit Agreement or any agreement delivered thereunder shall have the meanings assigned to them therein.

                  In connection with the preparation of this Opinion, we have examined originals or counterparts, executed on behalf of the Borrower, of the Facility Documents and the exhibits attached thereto in originals or copies, certified to our satisfaction, of such records, certificates and documents as we deemed relevant and necessary as a basis for rendering this Opinion.

                  Based upon the foregoing, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

                  1. The Borrower and to the best of our knowledge, each of its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all power and authority to carry on its business as presently being conducted and to own its properties, and is duly licensed or qualified and in good standing as a foreign corporation in each other jurisdiction in which its properties are located or in which failure to qualify would materially and adversely affect either the conduct or its business or the enforceability of contractual rights of the Borrower.

                  2. The execution, delivery and performance by the Borrower of the Facility Documents to which it is a party have been duly authorized by all necessary corporate action and do not and will not: (a) require any consent or approval of its stockholders; (b) contravene its charter or by-laws; (c) contravene any law or to the best of our knowledge contractual restriction or provision binding on or affecting the Borrower.

                  3. No authorization or approval or other action by, and no notice to or filing with any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of the Facility Documents.

                  4. The Credit Agreement is, and the other Facility Documents when executed thereunder will be, legal, valid and binding obligations enforceable in accordance with their respective terms, except that (a) the availability of equitable remedies may be limited by principals of equity, and
(b) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of the rights of creditors generally.

                  5. Each Facility Document to which the Borrower is a party is, or when delivered under the Credit Agreement will be, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

                  6. There is no pending, or to our knowledge threatened actions, suits or proceedings against or affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, which may, in any one case or in the aggregate, materially adversely affect the financial condition or operations of the Borrower or of any such Subsidiary, or the ability of the Borrower to perform its obligations under the Facility Documents to which it is a party.



                                          Very truly yours,

                                          SAYLES, EVANS, BRAYTON, PALMER & TIFFT


                                          By /s/ J. Philip Hunter
                                             ------------------------
                                             J. Philip Hunter, a Partner

State of New York
 Department of State SS:




I hereby certify, that HARDINGE INC. was formed by consolidation on 12/24/1937, under the name of HARDINGE BROTHERS, INC., fixing the duration as perpetual, and that a diligent examination has been made of the index of corporation papers filed in this Department for a certificate, order, or record of a dissolution, and upon such examination, no such certificate, order or record has been found, and that so far as indicated by the records of this Department, such corporation is a subsisting corporation. I further certify the following:

A Certificate of Amendment HARDINGE BROTHERS, INC., changing name to HARDINGE INC., was filed 05/19/1995.

Restated Certificate was filed on 05/24/1995.

I further certify, that no other certificates have been filed by such corporation.


                     [Seal of New York Department of State]

                      Witness my hand and the official seal
                      of Department of State at the City
                      of Albany, this 29th day of July
                      one thousand nine hundred and
                      ninety seven


                      /S/ Special Deputy Secretary of State
                      -------------------------------------
                          Special Deputy Secretary of State



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